UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Sunchip Technology, Inc.

(Exact name of registrant as specified in its charter)

Florida	7372	46-3387552
(State or Other Jurisdiction	(Primary Standard Industrial	(IRS Employer
of Organization)	Classification Code)	Identification #)

Steven Sanders
2501 East Aragon Blvd, Unit 1	7865 Amethyst Lake Point
Sunrise, FL 33313	Lake Worth, FL 33467
954-366-9470 E-Mail – isuarezsc@gmail.com	561-964-6839 E-Mail – ssanders42@gmail.com
(Address and telephone of	(Name, address and telephone number
registrant’s executive office)	of agent for service)

Please send copies of all correspondence to:

2501 East Aragon Blvd, Unit 1
Sunrise, FL 33313
561-461-0327 Fax: 561-424-8103 E-Mail – isuarezsc@gmail.com

Approximate date of proposed sale to the public: As soon as practical after this registration statement becomes effective

If any of the securities being registered herein will be sold by the security shareholders on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933 please check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ]	Smaller Reporting Company	[X]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered (3)	Amount To Be Registered (1)	Proposed Maximum Offering Price per Security (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (3)(4)

Common stock by company par value $0.0001	30,000,000	$ 0.001	$ 30,000	$ 4.09

Total	30,000,000	$ 0.001	$ 30,000	$ 4.09

(1)

The company may not sell all of the shares, in fact it may not sell any of the shares. For example, if only 50% of the shares are sold, there will be 15,000,000 shares sold and the gross proceeds to the Company will be $15,000.

(2)

The offering price has been arbitrarily determined by the Company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(3)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) of the Securities Act of 1933

(4)	Previously paid.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY OUR EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTILTHE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

Sunchip Technology, Inc.

30,000,000 SHARES OF COMMON STOCK

$0.001 PER SHARE

Prior to this Offering, no public market has existed for the common stock of Sunchip Technology, Inc.  Upon completion of this Offering, we will attempt to have the shares quoted on the Over the Counter-Bulletin Board (“OTCBB”), operated by FINRA (Financial Industry Regulatory Authority).  There is no assurance that the Shares will ever be quoted on the Bulletin Board.  To be quoted on the Bulletin Board, a market maker must apply to make a market in our common stock.  As of the date of this Prospectus, we have not made any arrangement with any market makers to quote our shares.

In this public offering, we are registering a total of 30,000,000 shares of our common stock.  All 30,000,000 are being registered for sale by the Company.  The offering is being made on a self-underwritten, “best efforts” basis.  There is no minimum number of shares required to be purchased by each investor.  The shares will be sold on our behalf by our officer Ilyssa Suarez.  She will not receive any commissions or proceeds for selling the shares on our behalf.  All of the shares being registered for sale by the Company will be sold at a price per share of $0.001 for the duration of the Offering.  Assuming all shares being offered by the Company are sold, the Company will receive $30,000 in net proceeds.  There is no minimum amount we are required to raise from the shares being offered by the Company and any funds received will be immediately available to us.  There is no guarantee that this Offering will successfully raise enough funds to institute its business plan.  Additionally, there is no guarantee that a public market will ever develop and you may be unable to sell your shares.

This primary offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 180 days from the effective date of this Prospectus.

The shares being offered by the Company will be offered for a period of one hundred and eighty (180) days from the original effective date of this Prospectus, unless extended by our directors for an additional 90 days.

SHARES OFFERED	PRICE TO	SELLING AGENT	PROCEEDS TO
BY COMPANY	PUBLIC	COMMISSIONS	THE COMPANY
Per Share	$0.001	Not applicable	$0.001
Minimum Purchase	None	Not applicable	Not applicable
Total (30,000,000 shares)	$30,000.00	Not applicable	$30,000.00

Currently, Ms. Ilyssa Suarez owns 100% of the Company’s common stock. After the offering, Ms. Suarez will retain a sufficient number of shares to continue to control the operations of the Company.

If all the shares are not sold, there is the possibility that the amount raised may be minimal and might not even cover the costs of the offering, which the Company estimates at $5,000. The proceeds from the sale of the securities will be placed directly into the Company’s account; any investor who purchases shares will have no assurance that any monies besides themselves will be subscribed to the prospectus. All proceeds from the sale of the securities are non-refundable, except as may be required by applicable laws. The Company will pay all expenses incurred in this offering. There has been no public trading market for the common stock of Sunchip Technoogy, Inc. The Company qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act which became law in April, 2012 and will be subject to reduced public company reporting requirements. See “Jumpstart Our Business Startups Act” contained herein.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.  YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD THE COMPLETE LOSS OF YOUR INVESTMENT.  PLEASE REFER TO ‘RISK FACTORS ‘BEGINNING ON PAGE 6.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this Prospectus.

The date of this prospectus is ____________, 2013

The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

SUMMARY INFORMATION

This Prospectus, and any supplement to this Prospectus include “forward-looking statements”. To the extent that the information presented in this Prospectus discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “intends”, “anticipates”, “believes”, “estimates”, “projects”, “forecasts”, “expects”, “plans” and “proposes”. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These include, among others, the cautionary statements in the “Risk Factors” section beginning on Page 6 of this Prospectus and the “Management’s Discussion and Analysis of Financial Position and Results of Operations” section elsewhere in this Prospectus.

This summary only highlights selected information contained in greater detail elsewhere in this Prospectus. This summary may not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire Prospectus, including “Risk Factors” beginning on Page 6, and the consolidated financial statements, before making an investment decision

All dollar amounts refer to US dollars unless otherwise indicated.

OUR OFFERING

We have 90,000,000 shares of common stock issued and outstanding. Through this offering we will register 30,000,000 shares for offering to the public. These shares represent additional common stock to be issued by us. We may endeavor to sell all 30,000,000 shares of common stock after this registration becomes effective. The price at which we offer these shares is fixed at $0.001 per share for the duration of the offering. There is no arrangement to address the possible effect of the offering on the price of the stock. We will receive all proceeds from the sale of the common stock.

Securities being offered by the Company

30,000,000 shares of common stock, par value $0.0001 offered by us in a direct offering.  The Company offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 180 days from the effective date of this prospectus (provided the Board extends the offering).  This Offering will terminate on the earlier of the sale of all of the shares offered by the Company or 180 days after the date of the Prospectus, unless extended by our Board of Directors for an additional 90 days

Offering price per share

The Company will sell the shares at a fixed price per share of $0.001 for the duration of this Offering or until such time as they are quoted on the OTC Bulletin Board or and thereafter at prevailing market prices or in privately negotiated transactions.  All of the shares being registered for sale by the Company will be sold at a fixed price per share of $0.001 for the duration of the Offering.

Number of shares outstanding before the offering of common stock	90,000,000 common shares are currently issued and outstanding.

Number of shares outstanding after the offering of common shares	120,000,000 common shares will be issued and outstanding if we sell all of the shares we are offering.

The minimum number of shares to be sold in this offering	None.

Market for the common shares	There is no public market for the common shares. The price per share is $0.001.

We may not be able to meet the requirement for a public listing or quotation of our common stock. Further, even if our common stock is quoted or granted listing, a market for the common shares may not develop.

The offering price for the shares will remain $0.001 per share for the duration of the offering.

Use of Proceeds

We will receive all proceeds from the sale of the 30,000,000 shares common stock and intends to use the proceeds from this offering to create the retailer application prototype. The expenses of this offering, including the preparation of this prospectus and the filing of this registration statement, estimated at $5,000.00, are being paid for by us.

Termination of the Offering

This offering will terminate upon the earlier to occur of (i) 180 days after this registration statement becomes effective with the Securities and Exchange Commission, or (ii) the date on which all 30,000,000 shares registered hereunder have been sold. We may, at our discretion, extend the offering for an additional 90 days. In any event, the offering will end within six months of this Registration Statement being declared effective.

Terms of the Offering	Our sole officer and director will sell the common stock upon effectiveness of this registration statement on a BEST EFFORTS basis.

Our officer & director, control persons and/or affiliates do not intend to purchase any Shares in this Offering.  If all the Shares in this Offering are sold, our executive officer and director will own 75% of our common stock.  However, if only 50% or 25% of the Shares in this Offering are sold, our executive officer and director will own 86% or 92%, respectively.

You should rely only upon the information contained in this prospectus. We have not authorized anyone to provide you with information different from that which is contained in this prospectus. We are offering to sell common stock and seeking offers to common stock only in jurisdictions where offers and sales are permitted.

BUSINESS SUMMARY

We are a development-stage company, incorporated in the State of Florida on August 1, 2013, as a for-profit company with a fiscal year end of August 31. Our business and registered office is located at 2501 East Aragon Blvd, Unit 1, Sunrise, FL 33313.  Our telephone number is 954-366-9470.

We have not generated any revenues to date and our activities have been limited to developing our business and financial plans. We will not have the necessary capital to develop or execute our business plan until we are able to secure financing. There can be no assurance that such financing will be available on suitable terms. Even if we raise 100% of the offering, we will not have sufficient capital to begin generating revenues from operations. We do not anticipate generating revenues until at least 18 months after we complete a $900,000 capital raise (which is in addition to the $30,000 capital raise from this offering).

We need to raise $900,000 (in addition to the $30,000 capital raise from this offering) to execute our business plan over the next 18 months. The funds raised in this offering, even assuming we sell all the shares being offered, will be insufficient to commercialize our intended service offering or develop our business strategy. We anticipate a burn rate of approximately $1,000 per month. At 33% of the shares sold, our burn rate would be 5 months, at 50% of shares sold, our burn rate would be 10 months; at 75%, 17 months; and at 100%, 25 months.

We will receive all proceeds from the sale of the common stock and intend to use the proceeds from this offering to begin implementing the business plan. The expenses of this offering, including the preparation of this prospectus and the filing of this registration statement, estimated at $5,000.00 are being paid for by us. The maximum proceeds from this offering ($30,000) will satisfy our basic subsistence level, cash requirements for up to 12 months including legal and accounting costs associated with this offering, the costs associated with our continuous disclosure obligations, incidental expenses, and the cost of implementing the investigative aspects of our business plan, including identifying and securing additional sources of financing, consultants, operating equipment, marketing and facility.  75% of the possible proceeds from this offering ($22,500) will satisfy our fundamental operations of being a public company for up to 9 months, while 50% of the proceeds ($10,000) will sustain us for up to six months, and 33% of the proceeds ($5,000) will sustain for up to three months. Our budgetary allocations may vary, however, depending upon the percentage of proceeds that we obtain from the offering.  For example, we may determine that is it more beneficial to allocate funds toward securing potential financing and business opportunities in the short terms rather than to conserve funds to satisfy continuous disclosure requirements for a longer period. Nevertheless, if we are only successful in selling 33% or less of the shares being registered, we will dedicate all proceeds to satisfying our continuous disclosure requirements. We do not have adequate funds to satisfy our working capital requirements for the next eighteen months. We will need to raise additional capital to continue our operations. During the 12 months following the completion of this offering, we intend to implement our business and marketing plan. We believe we must raise a total of $900,000 to pay for expenses associated with our development over the next 18 months.

In their audit report dated September 13, 2013, our auditors have expressed an opinion that substantial doubt exists as to whether we can continue as an on going business. Because our sole director and officer may be unwilling or unable to loan or advance any additional capital to us, we believe that if we do not raise additional capital within 12 months of the effective date of this registration statement, we may be required to suspend or cease the implementation of our business plan. Due to the fact that there is no minimum investment and no refunds on sold shares, you may be investing in a company that will not have the funds necessary to develop its business strategies. As such we may have to cease operations and you could lose your entire investment.

Sunchip Technology, Inc. was founded with the goal to provide businesses the ability to monitor and track where customers are located in the store, dwell times and analytical reports to increase store sales as well as to improve customer experience with product assistance and checkout.  It is the Company’s intent to develop the software tracking and analytics application based on mobile devices and instore WiFi technology. Even though this is the Company’s intent, there are no assurances that the Company will be successful developing this product.

We have not generated any revenues to date and our activities have been limited to developing our business plan. We will not have the necessary capital to develop our business plan until we are able to secure the $30,000 financing from this offering assuming all the shares offered are sold. There can be no assurance that such financing will be available from this offering.

Assuming we sell all the shares offered in this offering, the $30,000 raised will be insufficient to commercialize our business or develop our business strategy.  Consequently, we need to raise an additional $900,000 to implement our business plan over the next 18 months.

SUMMARY OF OUR FINANCIAL INFORMATION

The following table sets forth selected financial information, which should be read in conjunction with the information set forth in the “Management’s Discussion and Analysis of Financial Position and Results of Operations” section and the accompanying financial statements and related notes included elsewhere in this Prospectus.

Year Ended
August 31, 2013
(Audited)
Revenues	$0
Expenses	3,100
Net Profit (Loss)	(3,100)
Net Profit (Loss) per share	$

As at August 31, 2013
(Unaudited)
Working Capital	5,900
Total Assets	$9,000
Total Current Liabilities	$3,100

As indicated in the financial statements accompanying this prospectus, we have had no revenue to date and have incurred only losses since inception. We have had limited operations and have been issued a “going concern” opinion by our auditor, based upon our reliance on the sale of our common stock as the sole source of funds for our future operations.

The Company is electing to not opt out of JOBS Act extended accounting transition period.  This may make its financial statements more difficult to compare to other companies.

Pursuant to the JOBS Act of 2012, as an emerging growth company the Company can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the standard for the private company. This may make comparison of the Company’s financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

Emerging Growth Company

The recently enacted JOBS Act is intended to reduce the regulatory burden on emerging growth companies. The Company meets the definition of an emerging growth company and so long as it qualifies as an emerging growth company,” it will, among other things:

•	be temporarily exempted from the internal control audit requirements Section 404(b) of the Sarbanes-Oxley Act

•	be temporarily exempted from various existing and forthcoming executive compensation-related disclosures, for example: “say-on-pay”, “pay-for-performance”, and “CEO pay ratio”.

•

be temporarily exempted from any rules that might  be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or supplemental auditor discussion and analysis reporting;

•

be temporarily exempted  from having to solicit advisory say-on-pay, say-on-frequency and say-on-golden-parachute shareholder votes on executive compensation under Section 14A of the Securities Exchange Act of 1934, as amended;

•	be permitted to comply with the SEC’s detailed executive compensation disclosure requirements on the same basis as a smaller reporting company; and,

•	be permitted to adopt any new or revised accounting standards using the same timeframe as private companies (if the standard applies to private companies).

Our company will continue to be an emerging growth company until the earliest of:

•	the last day of the fiscal year during which we have annual total gross revenues of $1 billion or more;

•	the last day of the fiscal year following the fifth anniversary of the first sale of our common equity securities in an offering registered under the Securities Act;

•	the date on which we issue more than $1 billion in non-convertible debt securities during a previous three-year period; or

•	the date on which we become a large accelerated filer, which generally is a company with a public float of at least $700 million (Exchange Act Rule 12b-2).

RISK FACTORS

Please consider the following risk factors and other information in this prospectus relating to our business and prospects before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

We consider the following to be the material risks for an investor regarding this offering. Our company should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount. Please consider the following risk factors before deciding to invest in our common stock.

Risks Related to our Business

THE REAL-TIME SOFTWARE AS A SERVICE (SAAS) MARKET IS A FRAGMENTED MARKET AMONG LARGE COMPANIES LIKE BMC SOFTWARE, INC., SERVICENOW, INC., SALESFORCE.COM AND VOCUS, AS WELL AS SMALL DEVELOPERS LIKE LIVEOS AND EXOPRISE SYSTEMS. THE COMPANY MUST DEVELOP AN APPLICATION RICH IN FUNCTIONALITY AND EASY TO USE IN ORDER TO GENERATE REVENUES.  IF THE COMPANY IS NOT ABLE TO ESTABLISH AN APPLICATION VALUABLE TO CUSTOMERS, THE COMPANY WILL NOT BE ABLE TO GENERATE THE REVENUE TO BECOME PROFITABLE. IF THE COMPANY DOESN’T GAIN THIS MARKET POSITION, WE FACE A HIGH RISK OF BUSINESS FAILURE.

According to Forrester Research, the SAAS market is expected to grow to $92.8 billion in 2016. (source: http://www.cloudtweaks.com/2011/04/cloud-computing-market-will-top-241-billion-in-2020/). The SAAS market is driven by applications and utility value to consumers. The Company must develop appealing applications that are easy to understand and use, and valuable to the customer to create a strong brand. The brand will drive a position in the market and if successful, will help the Company generate revenues. If the Company does not establish itself in this market, the Company will not be able to generate sales and operating results will be negatively impacted and our business could fail.

THE SOFTWARE AS A SERVICE MARKET IS GROWING QUICKLY. IF THE SAAS MARKET DOES NOT DEVELOP INTO A BROADER MARKET WITH GREATER REVENUE POTENTIAL, THE COMPANY WILL HAVE A SMALLER BUSINESS OPPORTUNITY AND WE COULD FACE A HIGH RISK OF BUSINESS FAILURE.

According to Forrester, SAAS is expected to be 26% of the entire packaged software market by 2016 (source: Forrester Research “Sizing the Cloud”).  If the market growth does not continue, customers may choose to spend budgets in other areas like in house IT departments. Therefore, the Company must pay particular attention to the market conditions and growth to ensure the opportunity continues to materialize. As noted above, the Company must develop unconventional cloud applications to drive user adoption that in turn will attract customers. If the Company is not successful with these efforts the Company will not be able to generate revenues and operating results will be negatively impacted and our business could fail.

THE RETAIL COMMERCE MARKET IS VERY LARGE BUT MARGINS ARE SMALL.  IF THE COMPANY DOES NOT CREATE HIGH VALUE SOLUTIONS FOR THE RETAILER, THE RETAILER MIGHT NOT BUY OR MIGHT BUY AT A LOW PRICE.  THE COMPANY HAS TO ACCOUNT FOR THIS RISK, OTHERWISE THE MARGINS MIGHT BE TOO LOW AND THE BUSINESS WILL NOT BE SUCCESSFUL.

The retail commerce market is over $64 billion in the second quarter of 2013 according the US Census Bureau of The Department of Commerce.  Although there is a very large market for sales opportunities, the margins among retailers is traditionally very small (1-6%).  If the Company is not able to demonstrate high value with their solutions to the retailers, the Company will not be able to sell the services.  If the company can not sell the services, we will not generate revenue and therefore will fail.

OUR BUSINESS DEPENDS ON THE WIFI TECHNOLOGY.  THIS TECHNOLOGY IS PERVASIVE AMONG BUSINESSES HOWEVER IF NEW TECHNOLOGIES EMERGE LIKE LTE AND OTHER HIGHER SPEED NETWORKS, OUR BUSINESS WILL BE SIGNIFICANTLY.  IF THIS OCCURS THE COMPANY WILL HAVE TO ADJUSTE THE SOFWARE TO ACCOMMODATE THE NEW TECHNOLOGY OTHERWISE OUR BUSINESS WILL FAIL.

The speed at which network technologies strive and die is unprecedented in the US.  The carriers continually develop new networks like 4G and LTE.  Other network companies create new wireless technologies like Bluetooth, WiFi, and WiMax.  The Company’s solution is based on WiFi technology.  If the market changes direction or adopts new technologies and no longer supports WiFi, the Company must update their software to use the new network / mobile technologies.  If we don’t update our service offering, we will not be successful in the market and our business will fail.

THE COMPANY’S ELECTION TO NOT OPT OUT OF THE JOBS ACT EXTENDED ACCOUNTING TRANSITION PERIOD MAY MAKE ITS FINANCIAL STATEMENTS DIFFICULT TO COMPARE TO OTHER COMPANIES.

Pursuant to the JOBS Act of 2012, as an emerging growth company the Company can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the standard for the private company. This may make comparison of the Company’s financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

The Company has elected to use the extended transition period for complying with new or revised financial accounting standards available under Section 102(b)(2)(B) of the Act. Among other things, this means that the Company’s independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of the Company’s internal control over financial reporting so long as it qualifies as an emerging growth company, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as it qualifies as an emerging growth company, the Company may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers, that would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate the Company. As a result, investor confidence in the Company and the market price of its common stock may be adversely affected.

WE ARE NOT CURRENTLY PROFITABLE AND MAY NOT BECOME PROFITABLE.

On August 31, 2013, we had $5,900 cash on-hand and our stockholder’s equity was $5,900 and there is substantial doubt as to our ability to continue as a going concern. We have incurred operating losses since our formation and expect to incur losses and negative operating cash flows for the foreseeable future, and we may not achieve profitability. We expect to incur substantial losses for the foreseeable future and may never become profitable. We also expect to experience negative cash flow for the foreseeable future as we fund our operating losses and capital expenditures. As a result, we will need to generate significant revenues in order to achieve and maintain profitability. We may not be able to generate these revenues or achieve profitability in the future. Our failure to achieve or maintain profitability could negatively impact the value of our business.

WE ARE DEPENDENT UPON THE PROCEEDS OF THIS OFFERING TO FUND OUR BUSINESS. IF WE DO NOT SELL ENOUGH SHARES IN THIS OFFERING TO CONTINUE OPERATIONS, THIS COULD HAVE A NEGATIVE EFFECT ON YOUR COMMON STOCK.

As of August 31, 2013, Sunchip Technology, Inc. had $5,900 in assets and limited capital resources. In order to continue operating through 2013, we must raise approximately $30,000 in gross proceeds from this offering.

We have approximately $5,000 in offering costs associated with this financing. The offering proceeds may not cover these costs, and, if this is the case, we will be in a worse financial condition after the offering.

Unless we begin to generate sufficient revenues to finance operations as a going concern, we may experience liquidity and solvency problems. Such liquidity and solvency problems may force us to cease operations if additional financing is not available.

Also, as a public company, we will incur professional and other fees in connection with our quarterly and annual reports and other periodic filings with the SEC. Such costs can be substantial and we must generate enough revenue or raise money from offerings of securities or loans in order to meet these costs and our SEC filing requirements. We are offering our securities to the public; however, there is no guarantee that we will be able to sell the securities. And even if we sell the securities, there is no guarantee that the proceeds will be sufficient to fund our planned operations.

OUR LACK OF AN OPERATING HISTORY GIVES NO ASSURANCE THAT OUR FUTURE OPERATIONS WILL RESULT IN PROFITABLE REVENUES, WHICH COULD RESULT IN THE SUSPENSION OR END OF OUR OPERATIONS

We were incorporated on August 1, 2013 and we have not realized any revenues to date. We have no operating history upon which an evaluation of our future success or failure can be made. Our ability to achieve and maintain profitability and positive cash flow is dependent upon the completion of this offering and our ability to generate revenues through sales of our service/intended products.

At August 31, 2013, we had $5,900 cash on-hand and our shareholder’s equity was $5,900; thus, there is substantial doubt as to our ability to continue as a going concern. We have incurred operating losses since our formation and expect to incur losses and negative operating cash flows for the foreseeable future, and we may not achieve profitability. We also expect to experience negative cash flow for the foreseeable future as we fund our operating losses and capital expenditures. As a result we will need to generate significant revenues in order to achieve and maintain profitability. We may not be able to generate these revenues or achieve profitability in the future. Our failure to achieve or maintain profitability could negatively impact the value of our business and may cause us to go out of business.

BECAUSE WE HAVE NOT DEVELOPED SOFTWARE AS A SERVICE APPLICATION OUR BUSINESS MAY NOT MATERIALIZE.

We have not developed our Software as a Service customer location application. We do not know the exact cost of its development.  In the case of a higher than expected cost of development and execution, we will not be able to offer our application to customers.

Furthermore, we may find problems in the process to develop a SaaS location based offering using WiFi technology.  If we are unable to execute the business, we will have to cease our operations, resulting in the complete loss of your investment.

WE ARE A NEW COMPANY WITH NO OPERATING HISTORY AND WE FACE A HIGH RISK OF BUSINESS FAILURE WHICH WOULD RESULT IN THE LOSS OF YOUR INVESTMENT

We are a development stage company formed recently to carry out the activities described in this prospectus and thus have only a limited operating history upon which an evaluation of its prospectus can be made. We were incorporated on August 1, 2013 and to date have been involved primarily in the development of our business and financial plan. We have limited business operations. Thus, there is no internal or industry-based historical financial data upon which to estimate our planned operating expenses.

We expect that our results of operations may also fluctuate significantly in the future as a result of a variety of market factors including, among others, the entry of new competitors offering a similar business; the availability of motivated and qualified personnel; the initiation and expansion of the potential customer base; business and general economic conditions. Accordingly, our future advertising, sales and operating results are difficult to forecast.

As of the date of this prospectus, we have earned no revenue. Failure to generate revenue will cause us to go out of business, which could result in the complete loss of your investment.

ADVERSE DEVELOPMENTS IN THE GLOBAL ECONOMY RESTRICTING THE DEBT AND EQUITY MARKETS MAY MATERIALLY AND NEGATIVELY IMPACT OUR BUSINESS.

The recent downturn in the world’s major economies and the constraints in the debt and equity markets have heightened or could continue to heighten a number of material risks to our business, cash flows and financial condition, as well as our future prospects. Continued issues involving liquidity and capital adequacy affecting capital sources could affect our ability to access debt facilities or obtain equity financing and could affect the ability of lenders to meet their funding requirements when we need to borrow. Further, in the uncertain event that a public market for our stock develops, the volatility in the equity markets may make it difficult in the future for us to access the equity markets for additional capital at attractive prices, if at all. The current credit crisis in other countries, for example, and concerns over debt levels of certain other European Union member states, has increased volatility in global debt and equity markets. If we are unable to obtain credit or access capital markets, our business could be negatively impacted. For example, we may be unable to raise all or a portion the $900,000 that we estimate we will require to launch our business (in addition to the $30,000 capital raised from this offering).

BECAUSE WE ARE SMALL AND DO NOT HAVE MUCH CAPITAL, WE MUST LIMIT OUR BUSINESS ACTIVITIES TO DEVELOPMENT. AS A RESULT, OUR SALES WILL NOT COMMENCE FOR THE FORESEEABLE FUTURE AND IN SO MAY AFFECT OUR ABILITY TO OPERATE PROFITABLY.  IF WE DO NOT MAKE A PROFIT, WE MAY HAVE TO SUSPEND OR CEASE OPERATIONS

Due to the fact we are small and have limited capital, we must focus our business activities to product development.  Once completed, we intend to generate revenue through the sale of our products. Because we will be limiting the scope of our marketing activities, we may not be able to generate enough sales to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

OUR OPERATING RESULTS MAY PROVE UNPREDICTABLE WHICH COULD NEGATIVELY AFFECT OUR PROFIT.

Our operating results are likely to fluctuate significantly in the future due to a variety of factors, many of which we have no control. Factors that may cause our operating results to fluctuate significantly include: our inability to generate enough working capital from future equity sales; the level of commercial acceptance by consumers of our services; fluctuations in the demand for our service the amount and timing of operating costs and capital expenditures relating to expansion of our business, operations and infrastructure and general economic conditions.

If realized, any of these risks could have a material adverse effect on our business, financial condition and operating results.

OUR SOLE OFFICER AND DIRECTOR MAY NOT BE IN A POSITION TO DEVOTE A MAJORITY OF HER TIME TO OUR OPERATIONS, WHICH MAY RESULT IN PERIODIC INTERRUPTIONS AND EVEN BUSINESS FAILURE.

Ms. Ilyssa Suarez, our sole officer and director, has other outside business activities and is devoting approximately 25-30 hours per week to our operations.  Currently, she is an operational engineer at CrossMatch Technologies.  The activities at CrossMatch may present a conflict of interest with the Company. For example, a potential conflict could be the allocation of Ms. Suarez’s time between the Company and her obligations for CrossMatch. If such conflict arises, Ms. Suarez will honor her responsibilities for CrossMatch first, then will tend to the Company’s responsibilities. This requirement is not in the best interests of the Company’s shareholders. If such situation occurs, this may materially impact the Company and the value of your investment.

Our operations may be sporadic and occur at times which are not convenient to Ms. Suarez, which may result in periodic interruptions or suspensions of our business plan. Such delays could have a significant negative effect on the success of the business.

KEY MANAGEMENT PERSONNEL MAY LEAVE THE COMPANY, WHICH COULD ADVERSELY AFFECT THE ABILITY OF THE COMPANY TO CONTINUE OPERATIONS.

Because we are entirely dependent on the efforts of our sole officer and director, her departure or the loss of other key personnel in the future, could have a material adverse effect on the business. We believe that all commercially reasonable efforts have been made to minimize the risks attendant with the departure by key personnel from service.

However, there is no guarantee that replacement personnel, if any, will help the Company to operate profitably. We do not maintain key person life insurance on our sole officer and director.

IF OUR COMPANY IS DISSOLVED, IT IS UNLIKELY THAT THERE WILL BE SUFFICIENT ASSETS REMAINING TO DISTRIBUTE TO OUR SHAREHOLDERS.

In the event of the dissolution of our company, the proceeds realized from the liquidation of our assets, if any, will be used primarily to pay the claims of our creditors, if any, before there can be any distribution to the shareholders. In that case, the ability of purchasers of the offered shares to recover all or any portion of the purchase price for the offered shares will depend on the amount of funds realized and the claims to be satisfied there from.

IF WE ARE UNABLE TO GAIN ANY SIGNIFICANT MARKET ACCEPTANCE FOR OUR SERVICE OR ESTABLISH A SIGNIFICANT MARKET PRESENCE, WE MAY BE UNABLE TO GENERATE SUFFICIENT REVENUE TO CONTINUE OUR BUSINESS.

Our growth strategy is substantially dependent upon our ability to successfully market our service to prospective customers. However, our planned service may not achieve significant acceptance. Such acceptance, if achieved, may not be sustained for any significant period of time. Failure of our service to achieve or sustain market acceptance could have a material adverse effect on our business, financial conditions and the results of our operations.

MANAGEMENT’S ABILITY TO IMPLEMENT THE BUSINESS STRATEGY MAY BE SLOWER THAN EXPECTED AND WE MAY BE UNABLE TO GENERATE A PROFIT.

Although we plan on offering our mobile weather and traffic application to the market, the application offering may be slow in advertising sales and hence delay profitability, or may not become profitable at all, which will result in losses. There can be no assurance that we will succeed.

We may be unable to enter into its intended markets successfully. The factors that could affect our growth strategy include our success in (a) developing customer location in-store application, (b) obtaining customers, (c) obtaining adequate financing on acceptable terms, and (d) adapting our internal controls and operating procedures to accommodate our future growth.

Our systems, procedures and controls may not be adequate to support the expansion of our business operations. Significant growth will place managerial demands on all aspects of our operations. Our future operating results will depend substantially upon our ability to manage changing business conditions and to implement and improve our technical, administrative and financial controls and reporting systems.

IF WE ARE UNABLE TO MANAGE OUR FUTURE GROWTH, OUR BUSINESS COULD BE HARMED AND WE MAY NOT BECOME PROFITABLE.

Significant growth may place a significant strain on management, financial, operating and technical resources. Failure to manage growth effectively could have a material adverse effect on the Company’s financial condition or the results of its operations.

Since inception on August 1, 2013 to August 31, 2013, we have spent a total of approximately $3,100 on start-up costs. We have not generated any revenue from business operations. All proceeds currently held by us are the result of the sale of common stock to our sole officer.

OUR MANAGEMENT TEAM CONSISTS OF ONE PERSON AND MAY NOT BE SUFFICIENT TO SUCCESSFULLY OPERATE OUR BUSINESS.

We have not assembled our management team as a result of our relatively limited activities to date. We only have our sole officer and director, which may be insufficient to run our operation. As a result, without additional management talent and resources, we may be unable to effectively develop and manage our business and we may fail.

IF, AFTER DEMONSTRATING PROOF-OF-CONCEPT, WE ARE UNABLE TO ESTABLISH PROFITABLE RELATIONSHIPS WITH CUSTOMERS AND GENERATE REVENUES, THE BUSINESS WILL FAIL.

Because there may be a delay between the completion of this offering, and creating a proof-of-concept we can use to attract customers, it may take us longer to generate revenues. If the Company’s efforts are unsuccessful or take longer than anticipated, the Company may run out of capital and if Ms. Suarez does not fund the Company or obtain additional loans, the business will fail.

WE WILL RELY ON STRATEGIC RELATIONSHIPS TO PROMOTE OUR PRODUCTS AND SERVICES, MAINLY THE APP STORES LIKE THE APP STORE AND GOOGLE PLAY.  IF WE FAIL TO DEVELOP, MAINTAIN OR ENHANCE THESE RELATIONSHIPS, OUR ABILITY TO SERVE OUR CUSTOMERS AND DEVELOP NEW SERVICES AND APPLICATIONS COULD BE HARMED.

Our ability to provide our products to consumers depends significantly on our ability to develop, maintain or enhance our strategic relationships with the app stores. These distribution points are critical to access these potential customers. In the beginning of operations, there will be limited marketing efforts due to limited capital resources. The Company and identity will be newly formed therefore, the Company will be relatively unknown in the marketplace.  Therefore, Sunchip Technology won’t benefit from immediate name recognition.

THE COMPANY MAY RETAIN INDEPENDENT CONTRACTORS OR CONSULTANTS DUE TO CAPITAL CONSTRAINTS TO HELP GROW THE BUSINESS. IF THESE RESOURCES DO NOT PERFORM, THE COMPANY MAY HAVE TO CEASE OPERATIONS AND YOU MAY LOOSE YOUR INVESTMENT.

The Company’s management may decide due to economic reasons to retain independent contractors to provide services to the Company. Those independent individuals have no fiduciary duty to the shareholders of the Company and may not perform as expected.

OUR COMPETITORS ARE LARGER, MORE FINANCIAL RESOURCES, MORE PERSONNEL.  IF WE CAN NOT COMPETE SUCCESSFULLY WITH CURRENT AND FUTURE COMPETITORS, OUR BUSINESS WILL FAIL.

Sunchip Technology, Inc. has two types of competitors. The first type are major software and networking service companies (ex.  Cisco).  These types of companies have significant customer base, research and development expertise, financial resources and market reach. The second type are small nimble software or location companies like Digby, LocAid, IndoorLBS.  These companies provide more point specific solutions or specific service.  For example, LocAid uses the carrier’s network to provide location information with  accuracy of 100-800 meters. We will compete, in our current and proposed businesses, with these as well as other companies, most of which have far greater marketing and financial resources and experience than we do. We cannot guarantee that we will be able to penetrate our intended market and be able to compete profitably, if at all.

SINCE OUR SOLE OFFICER AND DIRECTOR CURRENTLY OWNS 100% OF THE OUTSTANDING COMMON STOCK, INVESTORS MAY FIND THAT HER DECISIONS ARE CONTRARY TO THEIR INTERESTS. YOU SHOULD NOT PURCHASE SHARES UNLESS YOU ARE WILLING TO ENTRUST ALL ASPECTS OF MANAGEMENT TO OUR SOLE OFFICER AND DIRECTOR, OR HER SUCCESSORS.

Our sole officer and director, Ms. Ilyssa Suarez, owns 90,000,000 shares of common stock representing 100% of our outstanding stock. Ms. Suarez will own 90,000,000 shares of our common stock after this offering is completed representing approximately 75% of our outstanding shares, assuming all securities are sold. As a result, she will have control of us even if the full offering is subscribed for and be able to choose all of our directors. Her interests may differ from the ones of other stockholders. Factors that could cause her interests to differ from the other stockholders include the impact of corporate transactions on the timing of business operations and her ability to continue to manage the business given the amount of time she is able to devote to us.

All decisions regarding the management of our affairs will be made exclusively by her. Purchasers of the offered shares may not participate in our management and, therefore, are dependent upon her management abilities. The only assurance that our shareholders, including purchasers of the offered shares, have that our sole officer and director will not abuse her discretion in executing our business affairs, is her fiduciary obligation and business integrity. Such discretionary powers include, but are not limited to, decisions regarding all aspects of business operations, corporate transactions and financing. Ms. Suarez also has the ability to accomplish or ratify actions at the shareholder level, which would otherwise implicate her fiduciary duties if done as one of the members of our board of directors.

Accordingly, no person should purchase the offered shares unless willing to entrust all aspects of management to the sole officer and director, or her successors. Potential purchasers of the offered shares must carefully evaluate the personal experience and business performance of our management.

Risks Related To Our Financial Condition

WE ARE UNABLE TO PROVIDE A TIME TABLE FOR THE IMPLEMENTATION OF OUR BUSINESS PLAN, WHICH CASTS SUBSTANTIAL DOUBT ON THE VIABILITY OF OUR BUSINESS AND OUR ABILITY TO CONTINUE AS A GOING CONCERN.

We anticipate that we will require a total of $900,000 ($900,000 in addition to the maximum of $30,000 that we are seeking to raise through this offering) in order to implement our business plan. What’s more, with the clear exception of the costs associated with this offering ($5,000) we anticipate that virtually all aspects of our business plan must be executed concurrently or near concurrently with each other in order for us to generate more than nominal revenues. Because we have taken no steps to identify potential sources of financing that we will require to execute our business plan, we cannot estimate if or when we will obtain additional financing. Therefore, we are also unable to provide a timeline for the implementation of our business plan. Our inability to provide a timeline for the implementation of our business plan at this time casts substantial doubt on the viability of our business and will have an adverse impact on our ability to attract investors, which may cause the business to fail. Any investment in our business is therefore highly speculative.

WE ARE UNABLE TO IDENTIFY IN ANY DETAIL THE STEPS THAT WE WILL TAKE TO OBTAIN THE FINANCING REQUIRED TO EXECUTE OUR BUSINESS PLAN, WHICH CASTS SUBSTANTIAL DOUBT ON THE ABILITY OF OUR MANAGEMENT TO EXECUTE OUR BUSINESS PLAN AND OUR ABILITY TO CONTINUE AS A GOING CONCERN.

As of August 31, 2013 we had only nominal cash resources of $5,900 and we anticipate that we will require a total of $900,000 ($900,000 in addition to the maximum of $30,000 that we are seeking to raise through this offering) in order to implement our business plan. What’s more our sole officer and director has very limited experience in capital raising or identifying potential sources of financing for our business. Because our sole officer and director has minimal experience in capital raising or identifying potential sources of financing we are unable to identify in any detail the steps we will take to obtain the financing required to execute our business plan. Our inability to identify the steps we will take to obtain the financing we require casts doubt on the ability of our management to execute our business plan and on our ability to continue as a going concern. If we are unable to identify and access sources of financing our business will fail and you will lose your investment.

THERE IS SUBSTANTIAL UNCERTAINTY ABOUT OUR ABILITY TO CONTINUE OUR OPERATIONS AS A GOING CONCERN

In their audit report dated September 13, 2013, our auditors have expressed an opinion that substantial doubt exists as to whether we can continue as an ongoing business. Because our officer may be unwilling or unable to loan or advance any additional capital to us, we believe that if we do not raise additional capital, we may be required to suspend or cease the implementation of our business plan. Due to the fact that there is no minimum investment and no refunds on sold shares, you may be investing in a company that will not have the funds necessary to develop its business strategies. As such we may have to cease operations and you could lose your entire investment. See the Auditors Report accompanying our Audited Financial Statements.  Because we have been issued an opinion by our auditor that substantial doubt exists as to whether we can continue as a going concern it may be more difficult to attract investors.

THE ENACTMENT OF THE SARBANES-OXLEY ACT MAY MAKE IT MORE DIFFICULT FOR US TO RETAIN OR ATTRACT OFFICERS AND DIRECTORS, WHICH COULD INCREASE OUR OPERATING COSTS OR PREVENT US FROM BECOMING PROFITABLE.

The Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) was enacted in response to public concern regarding corporate accountability in the wake of a number of accounting scandals. The stated goals of the Sarbanes-Oxley Act are to increase corporate responsibility, provide enhanced penalties for accounting and auditing improprieties at publicly traded companies and protect investors by improving the accuracy and reliability of corporate disclosure pursuant to applicable securities laws. The Sarbanes-Oxley Act applies to all companies that file or are required to file periodic reports with the SEC under the Securities Exchange Act of 1934 (the “Exchange Act”).

Upon becoming a public company, we will be required to comply with the Sarbanes-Oxley Act. Since the enactment of the Sarbanes-Oxley Act has resulted in the imposition of a series of rules and regulations by the SEC that increase the responsibilities and liabilities of directors and executive officer, the perceived increased personal risk associated with these changes may deter qualified individuals from accepting such roles. Consequently, it may be more difficult for us to attract and retain qualified persons to serve as our directors or executive officer, and we may need to incur additional operating costs. This could prevent us from becoming profitable.

SINCE WE ANTICIPATE OPERATING EXPENSES WILL INCREASE PRIOR TO EARNING REVENUE, WE MAY NEVER ACHIEVE PROFITABILITY

We anticipate an increase in our operating expenses, without realizing any revenues from the sale of its service. Within the next 18 months, we will have costs related to (i) creating customer location based service offering, (ii) analytics engine, (iii) initiation of our marketing campaign, (iv) administrative expenses, and (v) the expenses of this offering.

There is no history upon which to base any assumption as to the likelihood that we will prove successful. We cannot provide investors with any assurance that our service will attract customers; generate any operating revenue or ever achieve profitable operations. If we are unable to address these risks, there is a high probability that our business can fail, which will result in the loss of your entire investment.

IF WE CANNOT SECURE ADDITIONAL CAPITAL, OR IF AVAILABLE CAPITAL IS TOO EXPENSIVE, OUR BUSINESS WILL FAIL.

Developing and executing our business plan will require a significant capital investment. Debt or equity financing may not be available to us, or, if available, may be too expensive. Executing our business plan could require an initial investment of approximately $900,000 (in addition to the $30,000 capital raise from this offering) and we anticipate up to 18 months of operational losses at a minimum of $1,000 per month.

We require $30,000 to begin implementing the business plan and application development. This amount includes the $5,000 required for offering expense. We will require additional funding of approximately $900,000 (in addition to the $30,000 capital raise from this offering) to fully execute our business plan and bring our service to the marketplace. As of August 31, 2013, we had cash on hand of $5,900.

No assurance can be given that we will obtain access to capital markets in the future or that adequate financing to satisfy the cash requirements of implementing our business strategies will be available on acceptable terms. Our inability to gain access to capital markets or obtain acceptable financing could have a material adverse effect upon the results of its operations and its financial conditions.

If we are not successful in earning revenue once we have started our sales activity, we may require additional financing to sustain our business operations. Currently, we do not have any arrangements for financing and can provide no assurances to investors that we will be able to obtain any when required. Obtaining additional financing would be subject to a number of factors, including our sales results. These factors may have an affect on the timing, amount, terms or conditions of additional financing and make such additional financing unavailable to us.

IF OUR REGISTRATION STATEMENT IS DECLARED EFFECTIVE, WE WILL BE SUBJECT TO THE SEC’S REPORTING REQUIREMENTS AND WE CURRENTLY DO NOT HAVE SUFFICIENT CAPITAL TO MAINTAIN THIS REPORTING STATUS WITH THE SEC.

If our registration statement is declared effective, we will have a reporting obligation to the SEC. As of the date of this Prospectus, the funds currently available to us will not be sufficient to meet our reporting obligations. If we fail to meet our reporting obligations, we will lose our reporting status with the SEC. Our management believes that if we cannot maintain our reporting status with the SEC we will have to cease all efforts directed towards developing our company. In that event, any investment in the company could be lost in its entirety.

Risks Related To This Offering

OUR OFFERING IS BEING CONDUCTED BY OUR SOLE OFFICER AND DIRECTOR WITHOUT THE BENEFIT OF AN UNDERWRITER WHO WOULD HAVE CONFIRMED THE ACCURACY OF THE DISCLOSURE IN OUR PROSPECTUS.

We have self-underwritten our offering on a “best efforts” basis, which means: No underwriter has engaged in any due diligence activities to confirm the accuracy of the disclosure in the prospectus or to provide input as to the offering price; our sole officer and director will attempt to sell the shares and there can be no assurance that all of the shares offered under the prospectus will be sold or that the proceeds raised from the offering, if any, will be sufficient to cover the costs of the offering; and there is no assurance that we can raise the intended offering amount.

BECAUSE THERE IS NO PUBLIC TRADING MARKET FOR OUR COMMON STOCK, YOU MAY NOT BE ABLE TO RESELL YOUR STOCK

We intend to apply to have our common stock quoted on the OTC Bulletin Board. This process takes at least 60 days and the application must be made on our behalf by a market maker. Our stock may be listed or traded only to the extent that there is interest by broker-dealers in acting as a market maker. Despite our best efforts, it may not be able to convince any broker/dealers to act as market-makers and make quotations on the OTC Bulletin Board. We may consider pursuing a listing on the OTCBB after this registration becomes effective and we have completed our offering.

If our common stock becomes listed and a market for the stock develops, the actual price of our shares will be determined by prevailing market prices at the time of the sale.

We cannot assure you that there will be a market in the future for our common stock. The trading of securities on the OTC Bulletin Board is often sporadic and investors may have difficulty buying and selling our shares or obtaining market quotations for them, which may have a negative effect on the market price of our common stock. You may not be able to sell your shares at their purchase price or at any price at all. Accordingly, you may have difficulty reselling any shares you purchase from the selling security holders.

INVESTING IN OUR COMPANY IS HIGHLY SPECULATIVE AND COULD RESULT IN THE ENTIRE LOSS OF YOUR INVESTMENT

Purchasing the offered shares is highly speculative and involves significant risk. The offered shares should not be purchased by any person who cannot afford to lose their entire investment. Our business objectives are also speculative, and it is possible that we would be unable to accomplish them. Our shareholders may be unable to realize a substantial or any return on their purchase of the offered shares and may lose their entire investment. For this reason, each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney, business and/or investment advisor.

INVESTING IN OUR COMPANY MAY RESULT IN AN IMMEDIATE LOSS BECAUSE BUYERS WILL PAY MORE FOR OUR COMMON STOCK THAN THE PRO RATA PORTION OF THE ASSETS ARE WORTH

We have only been recently formed and have only a limited operating history with no earnings; therefore, the price of the offered shares is not based on any data. The offering price and other terms and conditions regarding our shares have been arbitrarily determined and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. No investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares. Our net tangible book value per share of common stock is $0.00002 as of August 31, 2013, our most recent financial statement date.

The arbitrary offering price of $0.001 per share as determined herein is substantially higher than the net tangible book value per share of our common stock. Our assets do not substantiate a share price of $0.001. This premium in share price applies to the terms of this offering. The offering price will not change for the duration of the offering even if we obtain a listing on any exchange or become quoted on the OTC Bulletin Board.

BECAUSE WE HAVE 700,000,000 AUTHORIZED COMMONS SHARES AND 20,000 PREFERRED SHARES, MANAGEMENT COULD ISSUE ADDITIONAL SHARES, DILUTING THE CURRENT SHARE HOLDERS’ EQUITY

We have 700,000,000 authorized common shares, of which only 90,000,000 are currently issued and outstanding and only 120,000,000 will be issued and outstanding after this offering terminates provided all shares are sold. Our management could, without the consent of the existing shareholders, issue substantially more shares, causing a large dilution in the equity position of our current shareholders. Additionally, large share issuances would generally have a negative impact on our share price. It is possible that, due to additional share issuance, you could lose a substantial amount, or all, of your investment.  None of the preferred shares are issued or outstanding.

THERE IS NO MINIMUM AMOUNT REQUIRED TO BE RAISED IN THIS OFFERING, AND IF WE CANNOT GENERATE SUFFICIENT FUNDS FROM THIS OFFERING, THE BUSINESS WILL FAIL.

There is not a minimum amount of shares that need to be sold in this Offering for the Company to access the funds. Therefore, the proceeds of this Offering will be immediately available for use by us and we don’t have to wait until a minimum number of Shares have been sold to keep the proceeds from any sales. We can’t assure you that subscriptions for the entire Offering will be obtained. We have the right to terminate the offering of the Shares at any time, regardless of the number of Shares we have sold since there is no minimum subscription requirement. Our ability to meet our financial obligations, cash needs, and to achieve our objectives, could be adversely affected if the entire offering of Shares is not fully subscribed for.

AS WE DO NOT HAVE AN ESCROW OR TRUST ACCOUNT WITH SUBSCRIPTIONS FOR INVESTORS, IF WE FILE FOR OR ARE FORCED INTO BANKRUPTCY PROTECTION, INVESTORS WILL LOSE THEIR ENTIRE INVESTMENT

Invested funds for this offering will not be placed in an escrow or trust account and if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. As such, you will lose your investment and your funds will be used to pay creditors.

WE DO NOT ANTICIPATE PAYING DIVIDENDS IN THE FORESEEABLE FUTURE, SO THERE WILL BE LESS WAYS IN WHICH YOU CAN MAKE A GAIN ON ANY INVESTMENT IN US

We have never paid dividends and do not intend to pay any dividends for the foreseeable future. To the extent that we may require additional funding currently not provided for in our financing plan, our funding sources may prohibit the declaration of dividends. Because we do not intend to pay dividends, any gain on your investment will need to result from an appreciation in the price of our common stock. There will therefore be fewer ways in which you are able to make a gain on your investment.

IN THE EVENT THAT OUR SHARES ARE TRADED, THEY MAY TRADE UNDER $5.00 PER SHARE AND THUS WILL BE A PENNY STOCK. TRADING IN PENNY STOCKS HAS MANY RESTRICTIONS AND THESE RESTRICTIONS COULD SEVERELY AFFECT THE PRICE AND LIQUIDITY OF OUR SHARES

In the event that our shares are traded, and our stock trades below $5.00 per share, our stock would be known as a “penny stock”, which is subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The U.S. Securities and Exchange Commission (the “SEC”) has adopted regulations which generally define a “penny stock” to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our common stock could be considered to be a “penny stock”. A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, she must receive the purchaser’s written consent to the transaction prior to the purchase. She must also provide certain written disclosures to the purchaser. Consequently, the “penny stock” rules may restrict the ability of broker/dealers to sell our securities, and may negatively affect the ability of holders of shares of our common stock to resell them. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is often volatile and you may not be able to buy or sell the stock when you want to.

FINANCIAL INDUSTRY REGULATORY AUTHORITY (“FINRA”) SALES PRACTICE REQUIREMENTS MAY ALSO LIMIT YOUR ABILITY TO BUY AND SELL OUR COMMON STOCK, WHICH COULD DEPRESS THE PRICE OF OUR SHARES.

FINRA rules require broker-dealers to have reasonable grounds for believing that an investment is suitable for a customer before recommending that investment to the customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status and investment objectives, among other things. Under interpretations of these rules, FINRA believes that there is a high probability such speculative low-priced securities will not be suitable for at least some customers. Thus, FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our shares, have an adverse effect on the market for our shares, and thereby depress our share price.

YOU MAY FACE SIGNIFICANT RESTRICTIONS ON THE RESALE OF YOUR SHARES DUE TO STATE “BLUE SKY” LAWS.

Each state has its own securities laws, often called “blue sky” laws, which (1) limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration, and (2) govern the reporting requirements for broker-dealers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or it must be exempt from registration. The applicable broker-dealer must also be registered in that state.

We do not know whether our securities will be registered or exempt from registration under the laws of any state. A determination regarding registration will be made by those broker-dealers, if any, who agree to serve as market makers for our common stock. We have not yet applied to have our securities registered in any state and will not do so until we receive expressions of interest from investors resident in specific states after they have viewed this Prospectus. We will initially focus our offering in the state of Florida and will rely on exemptions found in section 517.061 of the Florida Securities and Investor Protection Act. There may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our securities. You should therefore consider the resale market for our common stock to be limited, as you may be unable to resell your shares without the significant expense of state registration or qualification.

STOCKHOLDERS MAY HAVE LIMITED ACCESS TO INFORMATION BECAUSE WE ARE NOT YET A REPORTING ISSUER AND MAY NOT BECOME ONE.

We do not intend to file a Form 8-A promptly after this registration statement becomes effective. We are not currently a reporting issuer and upon this registration statement becoming effective we will be required to comply only with the limited reporting obligations pursuant to Section 15(d) of the Exchange Act. These reporting obligations may be automatically suspended under Section 15(d) of the Exchange Act if on the first day of any fiscal year other than the fiscal year in which our registration statement became effective, there are fewer than 300 shareholders. If we do not become a reporting issuer and instead make a decision to suspend our public reporting, we will no longer be obligated to file periodic reports with SEC and your access to our business information will be restricted. In addition, if we do not become a reporting issuer, we will not be required to furnish proxy statements to security holders, and our directors, officers and principal beneficial owners will not be required to report their beneficial ownership of securities to the SEC pursuant to Section 16 of the Exchange Act.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.001. The following table sets forth the uses of proceeds assuming the sale of 33%, 50%, 75% and 100%, respectively, of the securities offered for sale by us.

	IF 33% OF	IF 50% OF	IF 75% OF	IF 100% OF
	SHARES SOLD	SHARES SOLD	SHARES SOLD	SHARES SOLD

GROSS PROCEEDS FROM THIS OFFERING	$10,000	$15,000	$22,500	$30,000

OFFERING EXPENSES
Accounting Fees	1,500	1,500	1,500	1,500
Legal Fees	2,300	2,300	2,300	2,300
Printing	500	500	500	500
Transfer Agent	700	700	700	700

SUB TOTAL	$5,000	$5,000	$5,000	$5,000

COMPANY DEVELOPMENT AND OPERATIONS EXPENSES
Computers	$0	$500	$1,000	$1,500
Office Equipment	0	0	200	300
Consulting Team	900	4,400	10,150	16,700
Marketing	0	500	750	1,000
Facility	0	0	200	400

SUB TOTAL	$900	$5,400	$12,300	$19,900

ADMINISTRATION EXPENSES
State of FL. Reporting	$150	$150	$150	$150
SEC Reporting (1)	2,900	2,900	2,900	2,900

SUB TOTAL	$3,050	$3,050	$3,050	$3,050

GROSS PROCEEDS TOTALS	$10,000	$15,000	$22,500	$30,000

(1) The SEC Reporting line item includes the cost of complying with the SEC’s disclosure requirements.

We will receive all proceeds from the sale of the common stock and intend to use the proceeds from this offering to begin implementing the business plan. The expenses of this offering, including the preparation of this prospectus and the filing of this registration statement, estimated at $5,000.00 are being paid for by us. The maximum proceeds from this offering ($30,000) will satisfy our basic subsistence level, cash requirements for up to 12 months including legal and accounting costs associated with this offering, the costs associated with our continuous disclosure obligations, incidental expenses, SEC reporting, and the cost of developing the prototype of our shopping application, including identifying business and technical consultants for development.    75% of the possible proceeds from this offering ($22,500) will satisfy our basic, subsistence level cash requirements for up to 9 months, while 50% of the proceeds ($10,000) will sustain us for up to six months, and 33% of the proceeds ($5,000) will sustain for up to three months. Our budgetary allocations may vary, however, depending upon the percentage of proceeds that we obtain from the offering.  For example, we may determine that is it more beneficial to allocate funds toward securing potential financing and business opportunities in the short terms rather than to conserve funds to satisfy continuous disclosure requirements for a longer period. Nevertheless, if we are only successful in selling 33% or less of the shares being registered, we will dedicate all proceeds to satisfying our continuous disclosure requirements. We do not have adequate funds to satisfy our working capital requirements for the next eighteen months. We will need to raise additional capital to continue our operations. During the 12 months following the completion of this offering, we intend to implement our business and marketing plan. We believe we must raise a total of $900,000 to pay for expenses associated with our development over the next 18 months.

Therefore, the public offering price of the shares does not necessarily bear any relationship to established valuation criteria and may not be indicative of prices that may prevail at any time or from time to time ion the public market for the common stock. You cannot be sure that a public market for any of our securities will develop and continue or that the securities will ever trade at a price at or higher then the offering price in this offering

DETERMINATION OF OFFERING PRICE

The offering price for the shares in this offering was arbitrarily determined. In determining the initial public offering price of the shares we considered several factors including the following:

•	Our new business structure and operations as well as lack of client base;

•	Prevailing market conditions, including the history and prospects for our industry;

•	Majority of Sunchip Technology’s retail application business is not public and market conditions tend to be harder on new businesses;

•	Our future prospects and the experience of our management;

•	Our capital structure.

Therefore, the public offering price of the shares does not necessarily bear any relationship to established valuation criteria and may not be indicative of prices that may prevail at any time or from time to time in the public market for the common stock. You cannot be sure that a public market for any of our securities will develop and continue or that the securities will ever trade at a price at or higher than the offering price in this offering.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

The price of the current offering is fixed at $0.001 per share. This price (which is the equivalent of $0.001 per common share) is significantly greater than the price paid by our sole officer and director. Our sole officer and director paid $0.0001 per share, a difference of $0.00099 per share lower than the share price in this offering.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

Existing stockholder if all of the shares are sold

Price per share	$0.001
Net tangible book value per share before offering	$0.00002
Potential gain to existing shareholders	$0.00025
Net tangible book value per share after offering	$0.00027
Increase to present stockholders in net tangible book value per share after offering	$0.00025
Capital contributions	$0
Capital contribution by officer & director on August 19, 2013	$9,000
Number of shares outstanding before the offering	90,000,000
Number of shares after offering held by existing stockholder	90,000,000
Percentage of ownership after offering	75%

New shareholders if all of the shares are sold

	PERCENTAGE OF SHARES SOLD
DILUTION TO NEW SHAREHOLDERS	33%	50%	75%	100%
Per share offering price	$0.001	$0.001	$0.001	$0.001
Net tangible book value per share before offering	$0.00002	$0.00002	$0.00002	$0.00002
Net tangible book value per share after offering	$0.00012	$0.00016	$0.00021	$0.00027
Increase in book value attributable to new shareholders	$0.00010	$0.00013	$0.00018	$0.00025
Dilution to new shareholders	10.4%	13.45%	18.6%	25.9%

THE OFFERING

We are registering 30,000,000 shares of our common stock for offer and sale at $0.001 per share.

There is currently no active trading market for our common stock, and such a market may not develop or be sustained. We currently plan to have our common stock listing on the OTC Bulletin Board, subject to the effectiveness of this Registration Statement. In addition, a market maker will be required to file a Form 211 with the Financial Industry Regulatory Authority (FINRA) before the market maker will be able to make a market in the shares of our common stock. At the date hereof, we are not aware that any market maker has any such intention.

We may not sell the shares registered herein until the registration statement filed with the Securities and Exchange Commission is effective. Further, we will not offer the shares through a broker-dealer or anyone affiliated with a broker-dealer. Upon effectiveness, all of the shares being registered herein may become tradable. The stock may be traded or listed only to the extent that there is interest by broker-dealers in acting as a market maker in our stock. Despite our best efforts, it may not be able to convince any broker/dealers to act as market-makers and make quotations on the OTC Bulletin Board. We may consider pursuing a listing on the OTCBB after this registration becomes effective and we have completed our offering.

The price per share will remain at $0.001. Even if we obtain a listing on any exchange or are quoted on the Over-The-Counter (OTC) Bulletin Board, the offering price of $0.001 will not change for the duration of the offering.

We will receive all of the proceeds from such sales of securities and are bearing all expenses in connection with the registration of our shares.

PLAN OF DISTRIBUTION

Shares Offered by the Company will be Sold by Our Officers and Directors

This is a self-underwritten (“best-efforts”) Offering.  This Prospectus is part of a prospectus that permits our sole officer and director to sell the shares being offered by the Company directly to the public, with no commission or other remuneration payable to them for any shares they may sell.  There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer.  Ilyssa Suarez, our sole officer and director, will sell the shares and intend to offer them to friends, family members and business acquaintances.  In offering the securities on our behalf, our officer and director will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

The officer and director will not register as broker-dealers pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer’s securities and not be deemed to be a broker-dealer.

a.       Our officer and director are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of their participation; and,

b.      Our officer and director will not be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

c.       Our officer and director are not, nor will be at the time of their participation in the offering, an associated person of a broker-dealer; and

d.      Our officer and director meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily perform, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our Company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Our officer, director, control persons and affiliates of same do not intend to purchase any shares in this offering.

Terms of the Offering

The Shares offered by the Company will be sold at the fixed price of $0.001 per share until the completion of this Offering.  There is a $500 minimum subscription required per investor, and subscriptions, once received, are irrevocable.

This Offering commenced on the date the registration statement was declared effective (which also serves as the date of this prospectus) and continues for a period of 270 days, unless we extend the Offering period for an additional 90 days, or unless the offering is completed or otherwise terminated by us (the “Expiration Date”).

This Offering has no minimum and, as such, we will be able to spend any of the proceeds received by us.

Offering Proceeds

We will be selling all of the 30,000,000 shares of common stock we are offering as a self-underwritten Offering.  There is no minimum amount we are required to raise in this offering and any funds received will be immediately available to us.

Procedures and Requirements for Subscription

If you decide to subscribe for any Shares in this Offering, you will be required to execute a Subscription Agreement and tender it, together with a check or certified funds to us.  Subscriptions, once received by the Company, are irrevocable.  All checks for subscriptions should be made payable to “Sunchip Technology, Inc.”.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason.  All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions.  Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

PRINCIPAL STOCKHOLDERS

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our sole officer and director, and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The stockholder listed below has direct ownership of her shares and possesses sole voting and dispositive power with respect to the shares.

		Number of	Percentage
Title of Class	Name	Shares Owned	of Shares(1)
Shares of Common Stock	Ilyssa Suarez (2)	90,000,000	100%
	2501 East Aragon Blvd, Unit 1
	Sunrise, FL 33313

(1) Based on 90,000,000 shares outstanding as of August 31, 2013.

(2) The person named above may be deemed to be a “parent” and “promoter” of our company, within the meaning of such terms under the Securities Act of 1933, Ilyssa Suarez is the only “parent” and “promoter” of the company.

For the period ended August 31, 2013, a total of 90,000,000 shares of common stock were issued to our sole officer and director, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition. Under Rule 144, a shareholder can sell up to 1% of total outstanding shares every three months in brokers’ transactions. Note that the resale of shares sold in a 144(i), clarifies that holders of securities of shell companies may not use Rule 144 for resales until 12 months after the company has reported Form 10 information reflecting the company’s status as no longer being a shell Company Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

Our sole officer and director will continue to own the majority of our common stock after the offering, regardless of the number of shares sold. Since she will continue control our company after the offering, investors in this offering will be unable to change the course of our operations. Thus, the shares we are offering lack the value normally attributable to voting rights. This could result in a reduction in value of the shares you own because of their ineffective voting power. None of our common stock is subject to outstanding options, warrants, or securities convertible into common stock.

The company is hereby registering 30,000,000 of its common shares, in addition to the 90,000,000 shares currently issued and outstanding. The price per share is $0.001 (please see “Plan of Distribution” above).

The 90,000,000 shares currently issued and outstanding were acquired by our sole officer and director for the period ended August 31, 2013. We issued a total of 90,000,000 common shares for consideration of $9,000, which was accounted for as a purchase of common stock. The Company received $9,000 cash.

DESCRIPTION OF SECURITIES

Common Stock

The authorized common stock is five hundred million (700,000,000) shares with a par value of $0.0001. Shares of our common stock:

•	have equal ratable rights to dividends from funds legally available if and when declared by our Board of Directors;

•	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

•	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

•	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

We refer you to our Bylaws, our Articles of Incorporation, and the applicable statutes of the State of Florida for a more complete description of the rights and liabilities of holders of our securities.

Non-Cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, present stockholders will own approximately 76% of our outstanding shares.

Cash Dividends

As of the date of this Prospectus, we have not declared or paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Prospectus as having prepared or certified any part thereof or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of our common stock was employed on a contingency basis or had or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in us. Additionally, no such expert or counsel was connected with us as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Wilson Campilongo, LLP, 12881 Low Hills Rd, Nevada City, CA 95959, has passed upon certain legal matters in connection with the validity of the issuance of the shares of common stock.

Messineo & Co., CPAs, LLC, Certified Public Accountant, at  2451 North McMullen Booth Road, Suite 308, Clearwater, FL 33759, 727-444-0931 has audited our Financial Statements for the period August 1, 2013 (date of inception) through August 31, 2013 and to the extent set forth in its report, which are included herein in reliance upon the authority of said firm as experts in accounting and auditing. There were no disagreements related to accounting principles or practices, financial statement disclosure, internal controls or auditing scope or procedure from date of appointment as our independent registered accountant through the period of audit inception August 1, 2013 through August 31, 2013.

BUSINESS DESCRIPTION

We were incorporated in the State of Florida on August 1, 2013, as a for-profit company with a fiscal year end of August 31.

We have not accomplished any of our intended efforts to date. We have not generated any revenues to date and our activities have been limited to the completion of our business and financial plan. We will not have the necessary capital to develop our Business Plan until we are able to secure additional financing. There can be no assurance that such financing will be available on suitable terms. Please see “Risk Factors” elsewhere in this Prospectus for full discussion on this potential business risk.

We have no plans to change our business activities or to combine with another business and are not aware of any events or circumstances that might cause us to change our plans. We have no revenues, have incurred losses since inception, have no operations, have been issued a going concern opinion from our auditors and rely upon the sale of our securities to fund operations.

We have not established a schedule for the completion of specific tasks or milestones contained in our business plan.  With the clear exception of the costs associated with this offering ($5,000) virtually all aspects of our business plan are scalable in terms of size, quality, and effectiveness, and the timing of their execution must be concurrent or near concurrent and progressive over a eighteen month period. We anticipate that we will require $900,000 in order to generate significant revenues within an 18 month period, subsequent to this $30,000 offering.

Sunchip Technology, Inc. has not started the product development. The Company does not have any products, customers and has not generated any revenues. The Company must develop the product and attract customers before it can start generating revenues.

Sunchip Technology, Inc. (“SC”) is a application software service company that intends to provide proximity location information to businesses about their consumers on their premise by using WiFi technology. The application-based software consists of programs for detecting consumer access to WiFi hotspots as well as the analytics to provide detailed reports on consumers location, entry time, exit time, duration, etc.  The benefit of the application software is that businesses can use the analytics to assist in customer service to drive additional revenues, address any customer questions, and make sure the store is adequately staffed by department to address consumer needs and questions.  The benefit to the consumer is that they can use the WiFi hotspots for free for item information and reviews, price comparisons, and other general store inquiries.

Market Overview

To date, indoor location solutions have come with limited accuracy or high cost. Wireless networking solutions can calculate location using data from WiFi access points (APs), but technology limitations, multipath, and physical obstructions such as shelving decrease accuracy to a point where it does not meet most business requirements. Other indoor location solutions such as RFID, Bluetooth, or Zigbee are only financially viable in niche application scenarios because they require the purchase and installation of expensive infrastructure.

WiFi has grown exponentially over the last ten years, moving from a technology that was once thought of as primarily a productivity enhancement for vertical industries to one now pervasive throughout society. The wide-spread acceptance of Wi-Fi networks has fueled this dramatic adoption, from deployments in offices, retail stores, and distribution centers. Maturing rapidly and reaching critical mass, this widespread adoption has driven down the cost of wireless infrastructure dramatically and has resulted in the availability of higher quality equipment at lower cost.

The rapid increase in the adoption rate of Wi-Fi coupled with the availability of high quality infrastructure at reasonable cost are key factors behind the flurry of activity regarding Wi-Fi location-based services.

It is not difficult to understand why this is so. With integrated location tracking, corporate wireless LANs become much more valuable as a corporate business asset. This is especially true in today’s fast-paced and highly competitive marketplace, where an otherwise well-positioned enterprise may falter against its peers not because of a lack of necessary assets, but rather due to its inability to quickly locate and re-deploy those assets to address today’s rapidly changing business climate. Corporate network administrators, security personnel, users, asset owners and others have expressed great interest in location-based services to allow them to better address key issues in their environments, such as the following:

•	The need to quickly and efficiently locate valuable assets and key personnel.

•	Improving productivity via effective asset and personnel allocation.

•	Improving customer satisfaction by rapid location of critical service-impacting assets.

Product Overview

Background

More and more companies are faced with increasing challenges to compete with online retailers on price, quality, and customer experience.  Companies are searching for ways to increase sales, lower expenses while maintaining quality customer service.  Businesses need to understand where their customers are, what departments they are in, how long they are there, and where the employee resources are located to service the customers’ needs and inquiries.  Corporate networks with WiFi and mobile devices help solve these business questions and needs.  WiFi networks can provide consumers Internet access to improve their shopping experience while also providing the business detailed analytics about the consumer’s location and dwell times in the store.  This helps business managers allocate resources to assist customers with the shopping experience, improve customer service, and ultimately drive more revenues.

Sunchip Solution (SC-Locate & SC-Analytics)

SC-Locate delivers real-time location information with department-level accuracy for people carrying any mobile device. After being deployed in retail stores, SC-Locate technology provides micro-location data to:

•	Give store leadership visibility into shopping patterns at each store

•	Help managers use sales associates more efficiently by tracking the location of employees equipped with mobile devices

•	Power location-based mobile shopping applications

SC-Locate: the first micro-location technology that is accurate, real-time, and affordable.  The SC-Locate solution can track location within zones from three to ten meter using data from infrastructure that retailers already have in place. There are no sensors or beacons to install. There is no software that must be deployed to thousands of wireless access points.  Just install the software in the store and the solution is up and running quickly, and are ready to go.

Sunchip Technology’s key goal is to attract, engage and grow the customer base.  Also, Sunchip allows the business to gain unprecedented insight into customers’ in-store and online browsing behavior. For the first time, accurately answer:

•	How many first time customers did a local TV spot, coupon or event generate to drive them in store?

•	What percentage of these first time customers returned over time?

•	How many times does a customer return?

•	What is the lifetime value of these first time customers?

SC-Analytics provides web based analytics to key management, executives, and store managers.  The analytics will provide the following:

•	A complete picture of customer shopping patterns across all departments. SC-Analytics will link in-store activities with guest WiFi analytics, in real-time.

•	Role-based views, giving retailers full control over access to and ownership of data. SC-Locate proves a standard API to incorporate multichannel shopping data into enterprise business intelligence.

Solution Benefits

•

Flexible technologies to suit all needs: the SC-Locate intends to provide multiple capabilities from real-time location to presence detection, dwell times, room and sub-room location detection. The Company’s solutions bring together CDMA, GSM, UTMS, and LTE wireless technologies with a single Wi-Fi platform.

•

Standard Wi-Fi infrastructure: SC-Locate utilizes standard wireless networks for its communications protocol, keeping the infrastructure cost low and enabling enterprises to gain more benefit from their existing WiFi.

•	Visibility of any valuable asset: Tracks the location and status of all mobile devices that can be used to track customers and employees.

•

Business-class application platform for real-time analytics: SC intends to create real-time visibility at the enterprise, store, department level of customer tracking, alerting and reporting, as well as an integration platform for delivering location-based services.  SC-Locate turns location information from any source into everyday business value.

SALES & DISTRIBUTION

Sunchip Technology plans to market the products and solutions both direct via our own sales force and indirectly via partners.  The Company intends to hire key sales personnel to sell directly to major accounts like Costco, Wal-Mart, Walgreens.  For other accounts in the retail space, the Company will build strategic and OEM partnerships to market, sell, and manage those accounts.

MARKET OPPORTUNITY

According to the US Bureau of Economic Analysis (BEA), consumer spending in Q2 2013 was $10,690 billion.  The consumer spending has increased 827 billion over the last 30 months or 3.23% annually.

Today, more and more consumers are using mobile devices for purchasing goods and services.  According to eMarketer, consumers using mobile devices will spend over $41 billion this year (2013) and will increase to over $100 billion by 2017.

eMarketer believes mobile devices contribute to overall commerce sales growth in two ways, both as a driver of total sales, as more consumers make purchases on their smartphones and tablets, and, increasingly, as a shopping research tool, driving consumers into stores or back to desktops where they complete transactions. Source: www.emarketer.com/Article/Mobile-Devices-Boost-US-Holiday-Ecommerce-Sales-Growth/1010189#D87eZlhtsoHoh4z2.99

In addition to sales, retailers are also looking to use mobile technology to assist with supporting sales and customer service.  Consumers are always looking for assistance with product information, directions, recommendations and other customer services.  In the grocery business, having sales and customer service people available to address customer inquiries is very important.   eMarketer projected in April that US ecommerce retail sales of food and beverage products, of which groceries are a part, would grow from $5.8 billion in this year (2013) to $11 billion in 2017 (source: www.emarketer.com/Article/Grocery-Retailers-Embrace-Multichannel-Tech-tools/1010164#oEh8XET09EdJilqX.99).  The workforce management is over 37% of the core use of mobile technology in the grocery stores.

Retailer are always looking for customer feedback to improve the customer experience, retain customer loyalty, and generally understand what they are doing right and wrong.  Although customer feedback is essential, it’s rarely obtained.  According to The LBMA research, 88% of retailers do NOT get any local customer feedback.  In addition, according to the same research, 127% of the consumers are likely to comment “negatively” on the retailer’s workforce.  This present a major problem for retailers which they are seeking solutions to help fix.

Source: http://www.thelbma.com/research/54/study-14-7-million-people-engaged-locally-with-retail-brands-in-q4/

Retailers need to engage the consumer when they are in the store.  They need to build brand loyalty, make the shopping experience easy and efficient.  They must recognize that consumers will use their mobile devices to find the best value and price.  Those retail stores that welcome mobile technology will benefit greatly.

According to Deloitte, LLP, mobile-influenced retail store sales such as product research, price comparison or mobile app use will account for 5.1% of retail store sales over the holidays.  Ms. Paul from Deloitte says that “Retailers that welcome the smartphone shopper in their stores with mobile apps and Wi-Fi access—rather than fear the showrooming effect—can be better positioned to accelerate their in-store sales this holiday season.”  (Showrooming refers to consumers checking out products inside stores before buying online from other retailers (source: http://www.internetretailer.com/2012/09/26/web-and-other-non-store-holiday-sales-will-increase-15-17).

Competition

The market for inside location is a competitive market. There are large organizations like Cisco that provide these solutions that consist of hardware, software and services.  Cisco solutions are more targeted for asset tracking and inventory management and they like to target large warehouse customers.  There are also smaller competitors like Digby, Loc-Aid, and IndoorLBS.  These companies target smaller retail stores and are the primary competition.  They use either the mobile device’s resource to access the GPS for location which requires a consumer application and their consent.  Others like LocAid use the carrier’s cellular network with is expense and time consuming.   In addition, there are more specialized companies that market and sell location-based services and asset tracking solutions that are specific to an industry, geography, or unique business need.  Sunchip does not anticipate competition from these players since their solutions are very specific, however, these competitors can always expand their offerings and could become competitive to the Company at a later time.

The Company believes that a software only solution that can easily integrate with the retailer’s existing infrastructure to provide the location information of customers while offering them WiFi access for their mobile device is our core value proposition.  In addition, the software will include analytics to report on the customers entrance, exit, movement in store, dwell times, first time/repeat customers,etc. The company believes that when you couple the software only solution along with deep analytics functionality and offer that at a competitive price, the Company has the right product offering to build a profitable business.

Although the Company believes that it will offer a compelling value proposition to differentiate itself from competitors, the Company will face competitive challenges because the Company has not developed the product, does not have any revenues, and lacks the necessary capital to fund operations. The Company must overcome these challenges to be successful in the marketplace.

Employees and Employment Agreements

As of August 31, 2013, we have no employees other than Ms. Suarez, our sole officer and director. Ms. Suarez has the flexibility to work on our business up to 25 to 30 hours per week. She is prepared to devote more time to our operations as may be required and we do not have any employment agreements with her.

We do not presently have pension, health, annuity, insurance, stock options, profit sharing, or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to our sole director and officer.

During the initial implementation of our business plan, we intend to hire independent consultants to assist in the development and execution of our business operations.

Government Regulations

We are unaware of and do not anticipate having to expend significant resources to comply with any local/ state and governmental regulations of the market. We are subject to the laws and regulations of those jurisdictions in which we plan to offer our services’ which are generally applicable to business operations, such as business licensing requirements, income taxes and payroll taxes. In general, the development and operation of our business is not subject to special regulatory and/or supervisory requirements.

Intellectual Property

We do not currently hold rights to any intellectual property and have not filed for copyright or trademark protection for our name or intended website.

Research and Development

Since our inception to the date of this Prospectus, we have not spent any money on research and development activities.

Reports to Security Holders

We intend to furnish annual reports to stockholders, which will include audited financial statements reported on by our Certified Public Accountants. In addition, we will issue unaudited quarterly or other interim reports to stockholders, as we deem appropriate or required by applicable securities regulations.

Any member of the public may read and copy any materials filed by us with the Securities and Exchange Commission at the Securities and Exchange Commission’s Public Reference Room at 100 F Street, N.E. Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-732-0330. The Securities and Exchange Commission maintains an internet website (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission.

DESCRIPTION OF PROPERTY

As our office space needs are limited at the current time, we are currently operating out of our sole director and officer’s office located at 2501 East Aragon Blvd, Unit 1, Sunrise, FL 33313.  This space usage is donated free of charge by our sole director and officer.

LEGAL PROCEEDINGS

We know of no materials, active or pending legal proceedings against us, nor are we involved as a plaintiff in any material proceedings or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any beneficial shareholder are an adverse party or has a material interest adverse to us.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is not traded on any exchange. We intend to apply to have our common stock quoted on the OTC Bulletin Board once this Prospectus has been declared effective by the SEC; however, there is no guarantee that we will obtain a listing.

There is currently no trading market for our common stock and there is no assurance that a regular trading market will ever develop. OTC Bulletin Board securities are not listed and traded on the floor of an organized national or regional stock exchange. Instead, OTC Bulletin Board securities transactions are conducted through a telephone and computer network connecting dealers. OTC Bulletin Board issuers are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

To have our common stock listed on any of the public trading markets, including the OTC Bulletin Board, we will require a market maker to sponsor our securities. We have not yet engaged any market maker to sponsor our securities, and there is no guarantee that our securities will meet the requirements for quotation or that our securities will be accepted for listing on the OTC Bulletin Board. This could prevent us from developing a trading market for our common stock.

Holders

As of the date of this Prospectus there were 1 holders of record of our common stock.

Dividends

To date, we have not paid dividends on shares of our common stock and we do not expect to declare or pay dividends on shares of our common stock in the foreseeable future. The payment of any dividends will depend upon our future earnings, if any, our financial condition, and other factors deemed relevant by our Board of Directors.

Equity Compensation Plans

As of the date of this Prospectus we did not have any equity compensation plans.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: “believe”, “expect”, “estimate”, “anticipate”, “intend”, “project” and similar expressions, or words that, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

Our financial statements are stated in United States Dollars (USD or US$) and are prepared in accordance with United States Generally Accepted Accounting Principles. All references to “common shares” refer to the common shares in our capital stock.

Overview

We are a development-stage company, incorporated in the State of Florida on August 1, 2013, as a for-profit company, and an established fiscal year of August 31. We have not yet generated or realized any revenues from business operations. Our auditor has issued a going concerned opinion. This means there is substantial doubt that we can continue as an on-going business for the next eighteen (18) months unless we obtain additional capital to pay our bills. Accordingly, we must raise cash from other sources other than loans we undertake.

From inception (August 1, 2013) through August 31, 2013, our business operations have primarily been focused on developing our business plan. We have spent a total of approximately $3,100 on general expenses, legal, accounting and SEC filing costs. We have not generated any revenue from business operations. All cash held by us is the result of the sale of common stock to our sole director and officer and 11 accredited, non-affiliated investors.

The proceeds from this offering will satisfy our cash requirements for up to 12 months. If we are unable to raise additional monies, we only have enough capital to cover the costs of this offering and to begin implementing the business plan. The expenses of this offering include the preparation of this prospectus, the filing of this registration statement and transfer agent fees and developing the business plan. As of August 31, 2013 we had $5,900 cash on hand.

Plan of Operations

We anticipate that the $30,000 we intend to raise in this offering will be sufficient to enable us to develop the retail consumer location based service prototype and sustain our basic operations. Efforts will be proportional to funds raised to achieve these results. Raising less than the $30,000 will decrease funds for the product development. The first money raised, of course, will be set aside and used for meeting our reporting requirements to the Securities Exchange Commission and the State of Florida.

Our business plan and allocation of proceeds will vary to accommodate the amount of proceeds raised by the sale of securities hereunder and through other financing efforts. The Use of Proceeds table shows an increase in funds allocated to each category of expenses under our business plan somewhat in proportion to the percentage of shares sold (whether 33%, 50%, 75% or 100%). Initially, we intend to develop the prototype retail shopping application. We intend to interview technical consultants in the development of the prototype, but would not engage these technical consultants unless and until sufficient funds were raised. Initially, Ms. Suarez will provide her office computer and equipment at no cost.  However, we estimate that we will require as much as $900,000 ($900,000 in addition to the maximum of $30,000 that we are seeking to raise through this offering) in order to establish operations of a sufficient size and quality to ensure the competitiveness of our business and to generate significant revenues to support an office outside Ms. Suarez’s residential office. Nevertheless, if our potential to raise capital appears exhausted, our management may decide to modify our business plan on a reduced scale and quality. A decision by management to implement our business plan on a reduced scale and quality may occur at any juncture during the early stages of our business development, whether we have raised 35%, 50%, 75% or 100% of the proceeds that we will be seeking to raise through this offering.

If we sell all the shares in this offering, we believe we have adequate funds to satisfy our basic working capital requirements for the next twelve months. However, beyond this period, we will need to raise additional capital to continue our operations. During the 18 months following the completion of this offering, we intend to implement our business and marketing plan. We believe we must raise an additional $900,000 (in addition to this $30,000 capital raise) to pay for expenses associated with our development over the next 18 months. $900,000 (in addition to this $30,000 capital raise) will be used to finance anticipated activities.

As of August 31, 2013, we had cash on hand of $5,900.

During the next eighteen months we intend to develop a retail oriented consumer location based service offering to promote and sell to retailers in the US.  Retailers are loosing sales to online sites because of poor service and higher prices.  The market is looking for new solutions to assist the retailer with helping them make the consumer experience in the store more rewarding, find more products to buy, easier to get questions addressed, and improve the overall shopping experience.  These goals help the retailer build and/or expand customer loyalty and brand awareness.

The following description of our business is intended to provide an understanding of our company and the direction of our strategy.

Sunchip Technology, Inc. was founded to provide retailers important information about consumers in their stores so that the retailer can better service and support the customer’s shopping experience.  The better the customer experience, the more items the shopper will buy and in return generate more revenue for the retailer.  In addition, it builds brand loyalty.  Sunchip’s solutions provide the retailer real-time information on the whereabouts of their consumers in the store.  The Company intends to provide the retailer extensive analytics to allow them to make critical business decisions on workforce management and customer service.

The Company plans to develop and release the product offering functionality in stages for potential customers. The first stage is the consumer location aware software. The second stage is to add the analytics so that retail management can use the location data to make important decisions.  The first and second stage are expected to be completed in twelve (12) and eighteen (18) months respectively after product development starts which is contingent on the subsequent financing of $900,000. If and when the offerings are launched, the Company plans re-evaluate the market and determine future product/service offerings.

During product development, the Company plans to create a product prototype to show and attract customers and is expected to be completed within six (6) to nine (9) months after this capital of $30,000 is secured. Although the Company plans to use the prototype to attract customers, the Company does not expect to start generating revenues until twelve (12) months after the successful completion of this offering and launch of the service offering. The timeline for the prototype is subject to change and is based on securing the necessary financing and retaining qualified resources for the product development.

Opportunity / Benefits

US retail sales continue to grow year over year and are currently in the month of August 2013 are $380.69 Billion (source: http://ycharts.com/indicators/retail_sales).  Retailers with storefronts are constantly competing with online retailers like Amazon.com and other online only companies.  The storefront retailers realize that they need to compete on value and service.  Therefore, they must adopt new solutions to better service the customer while maintaining competitive prices.  Consumers love their mobile devices and the combination of providing consumers free WiFi while shopping helps the retailer because they can use the WiFi technology to monitor the consumer’s presence in the store.  This allows the retailer to make better decisions to assist the consumer during the shopping experience.  Sunchip Technology intends to provide location based services to help the retailer monitor the consumers presence and better serve the consumer during the store visit.  The retailers improved customer service will not only satisfy the consumer demands and requests, but it will make the shopping experience much more enjoyable and build more customer loyalty.

Since inception, we have incurred a net loss of approximately $3,100.

We believe that it will cost approximately $900,000 (subsequent to the $30,000 capital raise) to execute the business plan. There can be no assurance that we will be able to secure financing or if offered that it will be on terms acceptable to us. In the event we are unable to secure adequate financing we will not be able to develop the business.

We intend to pursue capital through public or private financing in order to finance our businesses activities. We cannot guarantee that additional funding will be available on favorable terms, if at all. If adequate funds are not available, then our ability to continue our operations may be significantly hindered.

We have not yet begun the development of any of our product development and even if we do secure adequate financing, there can be no assurance that our products will be accepted by the marketplace and that we will be able to generate revenues. Our management does not plan to hire any employees at this time. Our sole officer and director will be responsible for the business plan development.

Results of Operations

There is no historical financial information about us upon which to base an evaluation of our performance. We have incurred expenses of $3,100 on our operations as of August 31, 2013 and our only other activity consisted of the sale of 90,000,000 shares of our common stock to our sole director and officer for aggregate proceeds of $9,000.

We have not generated any revenues from our operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including the financial risks associated with the limited capital resources currently available to us for the implementation of our business strategies. (See “Risk Factors”). To become profitable and competitive, we must develop the business plan and execute the plan. Our management will attempt to secure financing through various means including borrowing and investment from institutions and private individuals.

Since inception, the majority of our time has been spent refining its business plan and preparing for a primary financial offering.

Our results of operations are summarized below:

August 1, 2013 (Inception) To
August 31, 2013
Revenue	—
Cost of Revenue	—
Expenses	$3,100
Net Loss -	$3,100
Net Loss per Share - Basic and Diluted	(0.00)
Weighted Average Number Shares Outstanding - Basic and Diluted	90,000,000

Liquidity and Capital Resources

As of the date of this prospectus, we had yet to generate any revenues from our business operations. For the period ended August 31, 2013, we issued 90,000,000 shares of common stock to our sole officer and director for cash proceeds of $9,000.

Our current cash on hand is $5,900, which will be used to meet our current obligations.  However, our current cash is not sufficient to meet the new obligations associated with being a company that is fully reporting with the SEC.  Based on our disclosure above under “Use of Proceeds,” we anticipate that any level of capital raised above 50% will allow us minimal operations for a eighteen month period while meeting our state and SEC required compliance obligations. Nonetheless, even the sale of 100% of the securities in this offering will not provide sufficient capital to fully implement the business plan, but it will provide for vetting of the business plan to support pursuing investment capital.

We anticipate needing $900,000 (subsequent to this $30,000 capital raise) in order to effectively execute our business plan over the next eighteen months. Currently available cash is not sufficient to allow us to commence full execution of our business plan. Our business expansion will require significant capital resources that may be funded through the issuance of common stock or of notes payable or other debt arrangements that may affect our debt structure. Despite our current financial status we believe that we may be able to issue notes payable or debt instruments in order to start executing our business plan. However, there can be no assurance that we will be able to raise money in this fashion and have not entered into any agreements that would obligate a third party to provide us with capital.

Through August 31, 2013, we spent $3,100 on general and administrative operating expenses. We raised the cash amounts of $9,000 to be used in these activities from the sale of common stock to our sole officer and director.  We currently have no accrued liabilities and working capital of $5,900.

To date, the Company has managed to keep our monthly cash flow requirement low for two reasons. First, our sole officer does not draw a salary at this time. Second, the Company has been able to keep our operating expenses to a minimum by operating in space owned by our sole officer.

As of the date of this registration statement, the current funds available to the Company will not be sufficient to continue maintaining a reporting status. Management believes if the Company cannot maintain its reporting status with the SEC it will have to cease all efforts directed towards the Company. As such, any investment previously made would be lost in its entirety.

The Company currently has no external sources of liquidity such as arrangements with credit institutions or off-balance sheet arrangements that will have or are reasonably likely to have a current or future effect on our financial condition or immediate access to capital.

The Sole director and officer has made no written commitments with respect to providing a source of liquidity in the form of cash advances, loans and/or financial guarantees.

If the Company is unable to raise the funds partially through this offering the Company will seek alternative financing through means such as borrowings from institutions or private individuals. There can be no assurance that the Company will be able to keep costs from being more than these estimated amounts or that the Company will be able to raise such funds. Even if we sell all shares offered through this registration statement, we expect that the Company will seek additional financing in the future. However, the Company may not be able to obtain additional capital or generate sufficient revenues to fund our operations. If we are unsuccessful at raising sufficient funds, for whatever reason, to fund our operations, the Company may be forced to seek a buyer for our business or another entity with which we could create a joint venture. If all of these alternatives fail, we expect that the Company will be required to seek protection from creditors under applicable bankruptcy laws.

Our independent auditor has expressed doubt about our ability to continue as a going concern and believes that our ability is dependent on our ability to implement our business plan, raise capital and generate revenues. See Note 2 of our financial statements.

Recent Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or The NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges are those that address board of directors’ independence, audit committee oversight, and the adoption of a code of ethics. Our Board of Directors is comprised of one individual who is also our executive officer. Our executive officer makes decisions on all significant corporate matters such as the approval of terms of the compensation of our executive officer and the oversight of the accounting functions.

Although the Company has adopted a Code of Ethics and Business Conduct the Company has not yet adopted any of these other corporate governance measures and, since our securities are not yet listed on a national securities exchange, the Company is not required to do so. The Company has not adopted corporate governance measures such as an audit or other independent committees of our board of directors as we presently do not have any independent directors. If we expand our board membership in future periods to include additional independent directors, the Company may seek to establish an audit and other committees of our board of directors. It is possible that if our Board of Directors included independent directors and if we were to adopt some or all of these corporate governance measures, stockholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officer and recommendations for director nominees may be made by a majority of directors who have an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to our stockholders.

Inflation

The effect of inflation on our revenues and operating results has not been significant.

Significant Accounting Policies

Our financial statements are affected by the accounting policies used and the estimates and assumptions made by management during their preparation. A complete listing of these policies is included in Note 3 of the notes to our financial statements for the year ended August 31, 2013. We have identified below the accounting policies that are of particular importance in the presentation of our financial position, results of operations and cash flows, and which require the application of significant judgment by management.

The Company has elected to use the extended transition period for complying with new or revised financial accounting standards available under Section 102(b)(2)(B) of the Act. Among other things, this means that the Company’s independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of the Company’s internal control over financial reporting so long as it qualifies as an emerging growth company, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as it qualifies as an emerging growth company, the Company may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers, that would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate the Company. As a result, investor confidence in the Company and the market price of its common stock may be adversely affected.

Use of Estimates:  The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Research and Development Expenses:  Expenditures for research and development will be expensed as incurred.

Earnings (Loss) Per Share:  Basic loss per share is computed by dividing net loss attributable to common stockholders by the weighted average common shares outstanding for the period. Diluted loss per share is computed giving effect to all potentially dilutive common shares. Potentially dilutive common shares may consist of incremental shares issuable upon the exercise of stock options and warrants and the conversion of notes payable to common stock. In periods in which a net loss has been incurred, all potentially dilutive common shares are considered antidilutive and thus are excluded from the calculation. At August 31, 2013 the Company did not have any potentially dilutive common shares.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
AND FINANCIAL DISCLOSURE

Messineo & Co., CPAs, LLC has audited our Financial Statements for the period from August 1, 2013 (date of inception) through August 31, 2013 and to the extent set forth in its report, which are included herein in reliance upon the authority of said firm as experts in accounting and auditing. There were no disagreements related to accounting principles or practices, financial statement disclosure, internal controls or auditing scope or procedure during the two fiscal years and interim period.

CODE OF BUSINESS CONDUCT AND ETHICS

On September 16, 2013 we adopted a Code of Ethics and Business Conduct which is applicable to our employees and which also includes a Code of Ethics for our CEO and principal financial officer and persons performing similar functions. A code of ethics is a written standard designed to deter wrongdoing and to promote

•	honest and ethical conduct,

•	full, fair, accurate, timely and understandable disclosure in regulatory filings and public statements,

•	compliance with applicable laws, rules and regulations,

•	the prompt reporting violation of the code, and

•	accountability for adherence to the code.

A copy of our Code of Business Conduct and Ethics has been filed with the Securities and Exchange Commission as an exhibit to this S-1 filing. Any person desiring a copy of the Code of Business Conduct and Ethics, can obtain one by going to Edgar and looking at the attachments to this S-1 filing.

MANAGEMENT

Officer and Director

Our sole officer and director will serve until her successor is elected and qualified. Our officers are elected by the board of directors to a term of one (1) year and serve until their successor is duly elected and qualified, or until they are removed from office. The board of directors has no nominating, auditing or compensation committees.

The name, address, age and position of our president, secretary/treasurer, and director and vice president is set forth below:

NAME AND ADDRESS	AGE	POSITION(S)
Ilyssa Suarez 2501 East Aragon Blvd, Unit 1 Sunrise, FL 33313		President, Secretary/ Treasurer, Principal Executive Officer, Principal Financial Officer and sole member of the Board of Directors

The person named above has held her offices/positions since the inception of our company and is expected to hold her offices/positions until the next annual meeting of our stockholders.

Business Experience

ILYSSA SUAREZ, SOLE OFFICER AND DIRECTOR

Ms. Suarez is our CEO and President and has served as our sole officer and director since August 1, 2013.  Ms. Suarez started her career as a Test Equipment Design Engineer with Motorola Mobility in 2009 and served until 2012.  In August of 2012, Ms. Suarez left Motorola Mobility.  In January, 2013 she joined CrossMatch Technologies.

Ms. Suarez earned a Bachelor of Science in Mechanical Engineering from the University of Florida in 2009, and also working on an MBA, Concentration in Operations Management from Florida Atlantic University and is expected to complete her MBA in December 2014.

Currently Ms. Suarez devotes approximately 25-30 hours per week for the Company.  The balance of her time is spent at her current employer CrossMatch Technologies.

CONFLICTS OF INTEREST

As of August 31, 2013, we have no employees. Ms. Suarez, our CEO, President, Sole officer and director, currently devotes 25 to 30 hours per week to our business as required from time to time without compensation. We have not entered into any formal agreement with Ms. Suarez regarding the provision of her services to the Company.

Ms. Suarez is not obligated to commit her full time and attention to our business and accordingly, she may encounter a conflict of interest in allocating her time between our operations and those of other businesses. Presently, Ms. Suarez earns her livelihood as a Operational Engineer at CrossMatch Technologies.

Although Ms. Suarez is presently able to devote 25 to 30 hours per week to our business while maintaining her own livelihood, this may change. Also, if we require Ms. Suarez to devote more than 25 to 30 hours per week to our business on a regular basis for an extended period, it is uncertain that she will be able to satisfy our requirements unless we have sufficient resources to compensate her for any lost income from her livelihood.

In general, officers and directors of a corporation are required to present business opportunities to the corporation if:

•	the corporation could financially undertake the opportunity;

•	the opportunity is within the corporation’s line of business; and

•	it would be unfair to the corporation and its stockholders not to bring the opportunity to the attention of the corporation.

COMMITTEES OF THE BOARD OF DIRECTORS

Our sole director has not established any committees, including an Audit Committee, a Compensation Committee or a Nominating Committee, or any committee performing a similar function. The functions of those committees are being undertaken by our sole director. Because we do not have any independent directors, our sole director believes that the establishment of committees of the Board would not provide any benefits to our company and could be considered more form than substance.

We do not have a policy regarding the consideration of any director candidates that may be recommended by our stockholders, including the minimum qualifications for director candidates, nor has our sole director established a process for identifying and evaluating director nominees. We have not adopted a policy regarding the handling of any potential recommendation of director candidates by our stockholders, including the procedures to be followed. Our sole director has not considered or adopted any of these policies as we have never received a recommendation from any stockholder for any candidate to serve on our Board of Directors.

Given our relative size and lack of directors and officers insurance coverage, we do not anticipate that any of our stockholders will make such a recommendation in the near future. While there have been no nominations of additional directors proposed, in the event such a proposal is made, all current members of our Board will participate in the consideration of director nominees.

Our sole director is not an “audit committee financial expert” within the meaning of Item 401(e) of Regulation S-K. In general, an “audit committee financial expert” is an individual member of the audit committee or Board of Directors who:

•	understands generally accepted accounting principles and financial statements,

•	is able to assess the general application of such principles in connection with accounting for estimates, accruals and reserves,

•	has experience preparing, auditing, analyzing or evaluating financial statements comparable to the breadth and complexity to our financial statements,

•	understands internal controls over financial reporting, and

•	understands audit committee functions.

Our Board of Directors is comprised of solely of Ms. Suarez who was integral to our business and who is involved in our day to day operations. While we would prefer to have an audit committee financial expert on our board of directors, Ms. Suarez does not have a professional yet.  Currently, Ms. Suarez is pursuing her MBA at the Florida Atlantic University and expects to complete her degree next year.  As with most small, early stage companies until such time our company further develops its business, achieves a stronger revenue base and has sufficient working capital to purchase directors and officers insurance, the Company does not have any immediate prospects to attract independent directors. When the Company is able to expand our Board of Directors to include one or more independent directors, the Company intends to establish an Audit Committee of our Board of Directors. It is our intention that one or more of these independent directors will also qualify as an audit committee financial expert.  Our securities are not quoted on an exchange that has requirements that a majority of our Board members be independent and the Company is not currently otherwise subject to any law, rule or regulation requiring that all or any portion of our Board of Directors include “independent” directors, nor are we required to establish or maintain an Audit Committee or other committee of our Board of Directors.

We do not have any independent directors and the Company has not voluntarily implemented various corporate governance measures, in the absence of which, stockholders may have more limited protections against interested director transactions, conflicts of interest and similar matters.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Title XXXVI, Chapter 607, of the Florida Statutes (the “Florida Business Corporation Act”) permits, but does not require, corporations to indemnify a director, officer or control person of the corporation for any liability asserted against her and liability and expenses incurred by her in her capacity as a director, officer, employee or agent, or arising out of her status as such, if she or she acted in good faith and in a manner she or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, unless the Articles of Incorporation provide otherwise, whether or not the corporation has provided for indemnification in its Articles of Incorporation. Our Articles of Incorporation have no separate provision for indemnification of directors, officers, or control persons.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Florida law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

EXECUTIVE COMPENSATION

We have made no provisions for paying cash or non-cash compensation to our sole officer and director. No salaries are being paid at the present time, no salaries or other compensation were paid in cash, or otherwise, for services performed prior to August 1, 2013 our date of inception, and no compensation will be paid unless and until our operations generate sufficient cash flows.

The table below summarizes all compensation awarded to, earned by, or paid to our named executive officer for all services rendered in all capacities to us for the period from inception August 1, 2013 through August 31, 2013.

Summary Compensation Table

Name						Non-Equity	Nonqualified
and				Stock	Option	Incentive Plan	Deferred	All Other
principal		Salary	Bonus	Awards	Awards	Compensation	Compensation	Compensation	Total
position	Year	($)	($)	($)	($)	($)	Earnings ($)	($)	($)
Ilyssa Suarez CEO	2013	0	0	0	0	0	0	0	0

We have not paid any salaries to our sole director and officer as of the date of this Prospectus. We do not anticipate beginning to pay salaries until we have adequate funds to do so. There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officer and director other than as described herein.

Outstanding Equity Awards at Fiscal Year-End

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer as of August 31, 2013.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Option (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Ilyssa Suarez	—	—	—	—	—	—	—	—	—

There were no grants of stock options since inception to the date of this Prospectus.

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Our sole director has not adopted a stock option plan. We have no plans to adopt a stock option plan, but may choose to do so in the future. If such a plan is adopted, this may be administered by the board or a committee appointed by the board (the “Committee”). The committee would have the power to modify, extend or renew outstanding options and to authorize the grant of new options in substitution therefore, provided that any such action may not impair any rights under any option previously granted. We may develop an incentive based stock option plan for our officer and director and may reserve up to 10% of our outstanding shares of common stock for that purpose.

Options Grants during the Last Fiscal Year / Stock Option Plans

We do not currently have a stock option plan in favor of any director, officer, consultant or employee of our company. No individual grants of stock options, whether or not in tandem with stock appreciation rights known as SARs or freestanding SARs have been made to our Sole director and officer since our inception; accordingly, no stock options have been granted or exercised by our sole director and officer since we were founded.

Aggregated Options Exercises in Last Fiscal Year

No individual grants of stock options, whether or not in tandem with stock appreciation rights known as SARs or freestanding SARs have been made to our sole director and officer since our inception; accordingly, no stock options have been granted or exercised by our sole director and officer since we were founded.

Long-Term Incentive Plans and Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance. No individual grants or agreements regarding future payouts under non-stock price-based plans have been made to our sole director and officer or any employee or consultant since our inception; accordingly, no future payouts under non-stock price-based plans or agreements have been granted or entered into or exercised by our Sole director and officer or employees or consultants since we were founded.

Compensation of Directors

Our sole director is not compensated by us for acting as such. She is reimbursed for reasonable out-of-pocket expenses incurred. There are no arrangements pursuant to which our Sole director is or will be compensated in the future for any services provided as a director.

We do not have any agreements for compensating our directors for their services in their capacity as directors, although such directors are expected in the future to receive stock options to purchase shares of our common stock as awarded by our board of directors.

Employment Contracts, Termination of Employment, Change-In-Control Arrangements

There are no employment contracts or other contracts or arrangements with our officer or director other than those disclosed in this report. There are no compensation plans or arrangements, including payments to be made by us, with respect to Ms. Suarez that would result from her resignation, retirement or any other termination. There are no arrangements for directors, officers or employees that would result from a change-in-control.

Indebtedness of Directors, Senior Officers, Executive Officers and Other Management

Neither our sole director and officer nor any associate or affiliate of our company during the last two fiscal years is or has been indebted to our company by way of guarantee, support agreement, letter of credit or other similar agreement or understanding currently outstanding.

Director Compensation

The table below summarizes all compensation awarded to, earned by, or paid to our sole director for all services rendered in all capacities to us for the period from inception August 1, 2013 through August 31, 2013.

Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Ilyssa Suarez	0	0	0	0	0	0	0

At this time, we have not entered into any employment agreements with our sole officer and director. If there is sufficient cash flow available from our future operations, we may enter into employment agreements with our sole officer and director or future key staff members.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our Sole officer and director, and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what her ownership will be assuming completion of the sale of all shares in this offering. The stockholder listed below has direct ownership of her shares and possesses sole voting and dispositive power with respect to the shares.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common Stock	Ilyssa Suarez	90,000,000	100%
	2501 East Aragon Blvd, Unit 1
	Sunrise, FL 33313

	All Officers and Directors as a Group (1 person)	90,000,000	100%

The following table sets forth the beneficial ownership table after the anticipated 100% completion of the offering.

After completion of the offering

Title of Class	Name and Address of Shareholders	Amount and Nature of Shareholders Ownership	Percent of Class
Common Stock	Ilyssa Suarez	90,000,000	75%
	2501 East Aragon Blvd, Unit 1
	Sunrise, FL 33313

	All other Shareholders	30,000,000	25%

Change in Control

We are not aware of any arrangement that might result in a change in control of our company in the future.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

On August 1, 2013 we issued 90,000,000 shares of our common stock to our sole director and officer at $0.0001 per share for aggregate proceeds of $9,000.

There have been no other transactions since our inception August 1, 2013, or any currently proposed transactions in which we are, or plan to be, a participant and in which any related person had or will have a direct or indirect material interest.

Director Independence

We intend to quote our securities on the OTC Bulletin Board which does not have any director independence requirements. Once we engage further directors and officers, we plan to develop a definition of independence and scrutinize our Board of Directors with regard to this definition.

Legal Proceedings

We know of no material, active or pending legal proceedings against us, nor are we involved as a plaintiff in any material proceedings or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered beneficial shareholder is an adverse party or has a material interest adverse to us.

We intend to furnish annual reports to stockholders, which will include audited financial statements reported on by our Certified Public Accountants. In addition, we will issue unaudited quarterly or other interim reports to stockholders, as we deem appropriate or required by applicable securities regulations.

REPORTS TO SECURITY HOLDERS

As a result of this offering, we will become subject to the information and reporting requirements of the Exchange Act and, in accordance with this law, will file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information will be available for inspection and copying at the SEC’s Public Reference Room at 100 F Street, NE, Washington DC 20549. If we fail to meet the Exchange Act’s reporting requirements we will lose our status as a reporting Issuer with the SEC. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You can receive copies of these documents upon payment of a duplicating fee by writing to the SEC. The public may also read any materials filed by us with the SEC through the SEC’s website at www.sec.gov. In addition to documents related to the registration statement of which this prospectus forms a part, you may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at www.sec.gov.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20549, under the Securities Act of 1933 a registration statement on Form S-1 of which this prospectus is a part, with respect to the shares offered hereby. We have not included in this prospectus all the information contained in the registration statement, and you should refer to the registration statement and our exhibits for further information.

In the Registration Statement, certain items of which are contained in exhibits and schedules as permitted by the rules and regulations of the Securities and Exchange Commission. You can obtain a copy of the Registration Statement from the Securities and Exchange Commission by mail from the Public Reference Room of the Securities and Exchange Commission at 100 F Street, NE, Washington, D.C. 20549, at prescribed rates. In addition, the Securities and Exchange Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. The Securities and Exchange Commission’s telephone number is 1-800-SEC-0330 (1-800-732-0330). These SEC filings are also available to the public from commercial document retrieval services.

You should rely only on the information contained in this prospectus. No finder, dealer, sales person or other person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by Sunchip Technology, Inc.. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

STOCK TRANSFER AGENT

We have not engaged the services of a transfer agent at this time. However, within the next twelve months we anticipate doing so. Until such a time a transfer agent is retained, we will act as our own transfer agent.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until a date, which is 180 days after the date of this prospectus, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Sunchip Technology, Inc.

Audited Financial Statements for the years ended August 31, 2013.

Messineo & Co, CPAs LLC 2451 N McMullen Booth Rd Ste. 309 Clearwater, FL 33759-1362 T: (727) 421-6268 F: (727) 674-0511

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders

Sunchip Technology, Inc.

Sunrise, Florida

We have audited the accompanying balance sheet of Sunchip Technology, Inc. (a development stage entity) as of August 31, 2013 and the related statement of operations, stockholder’s equity and cash flows for the period from August 1, 2013 (date of inception) through August 31, 2013. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as, evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sunchip Technology, Inc. (a development stage entity) as of August 31, 2013 and the results of its operations and its cash flows for the period from August 1, 2013 (date of inception) through August 31, 2013 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred a loss, has not emerged from the development stage, and may be unable to raise necessary equity to implement its’ business plan. These factors raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Messineo & Co, CPAs, LLC

Clearwater, Florida

September 13, 2013

Sunchip Technology, Inc.

(A Development Stage Company)

Balance Sheet

ASSETS

August 31,
2013

CURRENT ASSETS
Cash and cash equivalents	$5,900
Total current assets	5,900

TOTAL ASSETS	$5,900

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable & Accrued liabilities	$—
Total liabilities	—

STOCKHOLDER’S EQUITY
Preferred Stock, par value $0.0001; 20,000 authorized; none issued or outstanding
Common Stock, par value $0.0001; 700,000,000 authorized; 90,000,000 issued and outstanding	$9,000
Additional paid-in capital	—
Deficit accumulated during the development stage	(3,100)
Total Stockholders’ Equity	5,900

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$5,900

The accompanying notes are an integral part of these financial statements.

Sunchip Technology, Inc.

(A Development Stage Company)

Statements of Operations

For the Period
from Inception
(August 1, 2013)
through
August 31, 2013

REVENUES	$—

EXPENSES
General & Administrative	$100
Professional Fees	3,000
Total Expenses	3,100

Loss Before Income Taxes	$(3,100)

Provision for Income Taxes	—

Net Loss	$(3,100)

PER SHARE DATA:

Basic and diluted loss per common share	$(0.00)

Basic and diluted weighted Average Common shares outstanding	90,000,000

The accompanying notes are an integral part of these financial statements.

Sunchip Technology, Inc.

(A Development Stage Company)

Statement of Stockholders’ Equity (Deficiency)

From August 1, 2013 (Inception) to August 31, 2013

				Deficit
				Accumulated
			Additional	During the
	Common Stock		Paid-in	Development
	Shares	Amount	Capital	Stage	Total

Inception - August 1, 2013	—	$—	$—	$—	$—

Common shares issued to Founder for cash at $0.0001 per share (par value $0.0001) on August 1, 2013	90,000,000	9,000	—	—	9,000

Loss for the period from inception (August 1, 2013) to August 31, 2013	—	—	—	(3,100)	(3,100)

Balance - August 31, 2013	90,000,000	$9,000	$—	$(3,100)	$5,900

The accompanying notes are an integral part of these financial statements.

Sunchip Technology, Inc.

(A Development Stage Company)

Statements of Cash Flows

For the Period
from Inception
(August 1, 2013)
to
August 31, 2013

OPERATING ACTIVITIES

Net Loss	$(3,100)

Changes in Operating Assets and Liabilities:
Increase (decrease) in accounts payable and accrued liabilities	—
Net cash used in operating activities	(3,100)

FINANCING ACTIVITIES

Common stock issued for cash	9,000
Net cash provided by financing activities	9,000

INCREASE IN CASH AND CASH EQUIVALENTS	5,900

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	—

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$5,900

Supplemental Cash Flow Disclosures:

Cash paid for:
Interest expense	$—
Income taxes	$—

The accompanying notes are an integral part of these financial statements.

Sunchip Technology, Inc.

(A Development Stage Company)

NOTES TO AUDITED FINANCIAL STATEMENTS

For the Period from August 1, 2013 (Date of Inception) through August 31, 2013

NOTE 1. NATURE OF BUSINESS

Sunchip Technology, Inc. (the “Company”), a Florida corporation, was formed to design, develop and distribute applications for retailers to provide them in-store customer location information and analytics.  The Company provides these software solutions which leverage the retailers WiFi infrastructure and the consumers mobile device.  The solutions work across all mobile devices. The Company was incorporated on August 1, 2013 (Date of Inception) with its corporate headquarters located in Sunrise, Florida and its fiscal year-end is August 31, 2013.

NOTE 2. GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. For the period ended August 31, 2013, the Company had no operations. As of August 31, 2013, the Company has not emerged from the development stage. In view of these matters, the Company’s ability to continue as a going concern is dependent upon the Company’s ability to begin operations and to achieve a level of profitability. The Company intends on financing its future development activities and its working capital needs largely from the sale of public equity securities with some additional funding from other traditional financing sources, including term notes until such time that funds provided by operations are sufficient to fund working capital requirements. The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States of America. The significant accounting policies followed are:

BASIS OF PRESENTATION

The Financial Statements and related disclosures have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”).  The Financial Statements have been prepared using the accrual basis of accounting in accordance with Generally Accepted Accounting Principles (“GAAP”) of the United States (See Note 3 regarding the assumption that the Company is a “going concern”).

DEVELOPMENT STAGE COMPANY

The Company is a development stage company as defined by section 915-10-20 of the FASB Accounting Standards Codification.  The Company is still devoting substantially all of its efforts on establishing the business and its planned principal operations have not commenced.  All losses accumulated since inception have been considered as part of the Company’s development stage activities

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates and assumptions also affect the reported amounts of revenues, costs and expenses during the reporting period.  Management evaluates these estimates and assumptions on a regular basis.  Actual results could differ from those estimates.

FINANCIAL INSTRUMENTS

The Company’s balance sheet includes certain financial instruments. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization.

FASB Accounting Standards Codification (ASC) topic, “Fair Value Measurements and Disclosures”, defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

•	Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities

•

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

•	Level 3 - Inputs that are both significant to the fair value measurement and unobservable.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of August 31, 2013.  The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments.

CASH AND CASH EQUIVALENTS

All cash, other than held in escrow, is maintained with a major financial institution in the United States. Deposits with this bank may exceed the amount of insurance provided on such deposits. Temporary cash investments with an original maturity of three months or less are considered to be cash equivalents.

DEFERRED INCOME TAXES AND VALUATION ALLOWANCE

The Company accounts for income taxes under FASB ASC 740 “Income Taxes.” Under the asset and liability method of FASB ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under FASB ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

RESEARCH AND DEVELOPMENT EXPENSES

Expenditures for research, development, and engineering of products are expensed as incurred. There has been no research and development cost incurred for the period August 1, 2013 (date of inception) through August 31, 2013.

COMMON STOCK

The Company records common stock issuances when all of the legal requirements for the issuance of such common stock have been satisfied.

NET INCOME (LOSS) PER COMMON SHARE

Net income (loss) per share is calculated in accordance with FASB ASC 260, “Earnings Per Share.” The weighted-average number of common shares outstanding during each period is used to compute basic earning or loss per share. There is currently no dilutive shares outstanding

Basic net income (loss) per common share is based on the weighted average number of shares of common stock outstanding at August 31, 2013.  As of August 31, 2013, the Company had no dilutive potential common shares.

SHARE-BASED EXPENSES

FASB ASC Topic “Compensation – Stock Compensation” prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired.  Transactions include incurring liabilities, or issuing or offering to issue shares, options,  and other equity instruments such as employee stock ownership plans and stock appreciation rights.  Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).  The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of FASB ASC Topic, “Equity – Based Payments to Non-Employees.”  Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable:  (a) the goods or services received; or (b) the equity instruments issued.  The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

There were no share-based expenses for the period ending August 31, 2013.

REVENUE AND COST RECOGNITION

The Company has no current source of revenue.  The Company intends to recognize revenue as required by the Revenue Recognition Topic of the FASB Accounting Standards Codification.

ADVERTISING

Advertising costs are expensed as incurred. There has been no advertising cost incurred for the period August 1, 2013 (date of inception) through August 31, 2013.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

Except for rules and interpretive releases of the SEC under authority of federal securities laws and a limited number of grandfathered standards, the FASB Accounting Standards Codification™ (“ASC”) is the sole source of authoritative GAAP literature recognized by the FASB and applicable to the Company.  Management has reviewed the aforementioned rules and releases and believes any effect will not have a material impact on the Company’s present or future financial statements.

NOTE 4. INCOME TAXES

The Company has not recognized an income tax benefit for its operating losses generated based on uncertainties concerning its ability to generate taxable income in future periods.  The tax benefit for the periods presented is offset by a valuation allowance established against deferred tax assets arising from the net operating losses and other temporary differences, the realization of which could not be considered more likely than not.  In future periods, tax benefits and related deferred tax assets will be recognized when management considers realization of such amounts to be more likely than not.  For the period August 1, 2013 (date of inception) through August 31, 2013 the Company incurred a loss of $3,100.  The net operating loss, resulting from operating activities, result in deferred tax assets at the effective statutory rates.  The deferred tax asset has been off-set by an equal valuation allowance.

August 1, 2013
(Date of Inception)
through
August 31, 2013
Tax benefit at U.S. statutory rate	$1,100
State income tax benefit, net of federal benefit.	100
Total tax benefit	1,200
Valuation allowance	(1,200)
$—

The Company did not have any temporary differences for the period from August 1, 2013 (Date of Inception) through August 31, 2013.

NOTE 5. SHAREHOLDER’S EQUITY

PREFERRED STOCK

The authorized common stock of the Company consists of 20,000 shares of preferred stock with a par value of $0.0001.  The Board of Directors has not determined any preferences, allowed by laws of the state of incorporation.

The Company has not issued any shares of its preferred stock.

COMMON STOCK

The authorized common stock of the Company consists of 700,000,000 shares of common stock with a par value of $0.0001.

The Company issued 90,000,000 shares of our $.0001 par value common stock to Ilyssa Suarez, our CEO and sole director, on August 1, 2013 for cash in the amount of $9,000 (per share price of $.0001).

There are no warrants or options outstanding to acquire any additional shares of common stock of the Company.

NOTE 6. RELATED PARTY TRANSACTIONS

On August 1, 2013 the Company sold 90,000,000 shares of common stock to its founder for $0.0001 per share.

The officer and director of the Company is or may be involved in other business activities and may, in the future, become involved in other business opportunities that become available. She may face a conflict in selecting between the Company and other business interests. The Company has not formulated a policy for the resolution of such conflicts.

The Company does not own or lease property or lease office space. The office space used by the Company was arranged by the founder of the Company to use at no charge.

The above is not necessarily indicative of the amounts that would have been incurred had a comparable transaction been entered into with independent parties.

NOTE 7. COMMITMENTS AND CONTINGENCIES

From time to time the Company may be a party to litigation matters involving claims against the Company.  Management believes that there are no current matters that would have a material effect on the Company’s financial position or results of operations.

NOTE 8. SUBSEQUENT EVENTS

Management has evaluated subsequent events through September 16, 2013, the date the financial statements were available to be issued. Management is not aware of any significant events that occurred subsequent to the balance sheet date that would have a material effect on the financial statements thereby requiring adjustment or disclosure.

PART II. INFORMATION NOT REQUIRED IN THE PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The registrant will pay for all expenses incurred by this offering. Whether or not all of the offered shares are sold, these expenses are estimated as follows:

Securities and Exchange Commission registration fee	$5
Federal Taxes	$—
State Taxes and Fees	$—
Listing Fees	$—
Printing Fees	$495
Transfer Agent Fees	$700
Accounting fees and expenses	$1,500
Legal fees and expenses	$2,300
TOTAL	$5,000

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Title XXXVI, Chapter 607, of the Florida Statutes (the “Florida Business Corporation Act”) permits, but does not require, corporations to indemnify a director, officer or control person of the corporation for any liability asserted against her and liability and expenses incurred by her in her capacity as a director, officer, employee or agent, or arising out of her status as such, if she or she acted in good faith and in a manner she or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, unless the Articles of Incorporation provide otherwise, whether or not the corporation has provided for indemnification in its Articles of Incorporation. Our Articles of Incorporation have no separate provision for indemnification of directors, officers, or control persons.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Florida law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

During the last three fiscal years we have had the following issuances of unregistered securities:

(a)

On August 1, 2013, we issued 90,000,000 shares to Ms. Suarez, the Company’s founder, in exchange for cash of $9,000. We relied upon Section 4(2) of the Securities Act, which exempts from registration “transactions by an issuer not involving any public offering.

It is our belief Ms. Suarez had such knowledge and experience in financial and business matters that she was capable of evaluating the merits and risks of the investment and therefore did not need the protections offered their shares under Securities and Act of 1933, as amended. Ms. Suarez certified that she was purchasing the shares for their own accounts, with investment intent. This offering was not accompanied by general advertisement or general solicitation and the shares were issued with a Rule 144 restrictive legend.

EXHIBITS

The following exhibits are filed as part of this registration statement, pursuant to Item 601 of Regulation K. All exhibits have been previously filed unless otherwise noted.

EXHIBIT NO.	DOCUMENT DESCRIPTION
3.1	Articles of Incorporation of Sunchip Technology, Inc. *
3.2	Bylaws of Sunchip Technology, Inc. *
4.1	Specimen Stock Certificate of Sunchip Technology, Inc. *
5.1	Opinion of Counsel.*
14.1	Code of Ethics. *
23.1	Consent of Accountants.*
99.1	Subscription Agreement Sunchip Technology, Inc. *

* filed here within.

UNDERTAKINGS

The registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.

That for the purpose of determining liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

4.

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and

(iv)	Any other communication that is an offer in the offering made by the registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunrise, FL on September 25, 2013.

Sunchip Technologies, Inc.

By:	/s/ Ilyssa Suarez
President, Chief Executive Officer,
Chief Financial Officer, Principal
Accounting Officer, Secretary,
Treasurer, Director

In accordance with the requirements of the Securities Act, this Prospectus has been signed by the following persons in the capacities and on the dates stated.

SIGNATURES	TITLE	DATE

/s/ Ilyssa Suarez	President, Chief Executive Officer,	September 25, 2013
Ilyssa Suarez	Chief Financial Officer, Principal
Accounting Officer, Secretary,
Treasurer, Director